Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-125382
333-125382-03

Prospectus Supplement
December 13, 2006
(To Prospectus dated June 30, 2005)

$150,000,000

Assured Guaranty US Holdings Inc.
6.40% Series A Enhanced Junior Subordinated Debentures due 2066

The 6.40% Series A Enhanced Junior Subordinated Debentures
Will Be Fully and Unconditionally Guaranteed by Assured Guaranty Ltd.

This is an offering by Assured Guaranty US Holdings Inc., the issuer, of $150,000,000 of its 6.40% Series A Enhanced Junior Subordinated Debentures due 2066, which we refer to as the “capital securities.” Interest on the capital securities will accrue from, and including, the issue date to, but not including, December 15, 2016 at a fixed rate equal to 6.40% per year and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2007, subject to the right of the issuer to defer interest payments as described in this prospectus supplement. From, and including, December 15, 2016 until maturity, interest on the capital securities will accrue at a floating rate, reset quarterly, equal to 3-month LIBOR plus a margin equal to 2.38%, payable quarterly in arrears on March 15 , June 15, September 15, and December 15 of each year, commencing on March 15, 2017, subject to the right of the issuer to defer interest payments as described in this prospectus supplement. The capital securities will be fully and unconditionally guaranteed by Assured Guaranty Ltd., the parent corporation of the issuer, which we refer to as the guarantor.

The issuer may redeem the capital securities, in whole or in part, at any time, on or after December 15, 2016, subject to the replacement capital covenant described in this prospectus supplement, at 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on the capital securities to the date of redemption, which amount we refer to as the “par redemption amount.”

Prior to December 15, 2016, the issuer may redeem the capital securities, in whole but not in part, at the greater of the par redemption amount and the applicable “make-whole” redemption amount. See “Description of the Capital Securities—Redemption.”

The capital securities will be the issuer’s junior subordinated unsecured obligations and will be subordinated in right of payment to the issuer’s existing or future senior indebtedness, as defined in this prospectus supplement, including any non-junior subordinated indebtedness of the issuer and will be effectively subordinated to all indebtedness and policyholder obligations of the issuers’ subsidiaries. The guarantees will be unsecured junior subordinated obligations of the guarantor and will be subordinated in right of payment to the guarantor’s existing or future senior indebtedness, including any non-junior subordinated indebtedness.

As further described in this prospectus supplement, following the earlier of the fifth anniversary of the commencement of a deferral period or a payment, during a deferral period, of current interest on the capital securities, the issuer and the guarantor will be required to make commercially reasonable efforts to sell qualifying warrants and non-cumulative perpetual preferred stock and must pay optionally deferred interest on the capital securities only from the net proceeds of those sales. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full, such non-payment continues for 30 days and the guarantor fails to make guarantee payments with respect thereto. In certain events of the issuer’s bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for interest that is unpaid (including compounded interest thereon) and that has not been settled through the application of the alternative coupon satisfaction mechanism (as described herein) to the extent the amount of such interest (including compounded interest thereon) relates to the first two years of the portion of the deferral period for which interest has not so been paid.

The capital securities will not be subject to redemption at the option of the holder or to any sinking fund payments.

The capital securities are not listed and the issuer does not plan to apply to list the capital securities on any securities exchange or to include them in any automated quotation system.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

	Per Capital Security	Total
Public offering price (1)	99.805%	$149,707,500
Underwriting discounts	1.000%	$1,500,000
Proceeds to Issuer (before expenses)	98.805%	$148,207,500

(1)                Plus accrued interest, if any, from December 20, 2006, if settlement occurs after that date.

The Securities and Exchange Commission, state securities regulators, the Minister of Finance and the Registrar of Companies in Bermuda and the Bermuda Monetary Authority have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.

The underwriters expect to deliver the capital securities only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about December 20, 2006.

Banc of America Securities LLC Sole Structuring Advisor and Bookrunner
Deutsche Bank Securities Joint Bookrunner	Merrill Lynch & Co. Joint Bookrunner
Citigroup	JPMorgan Co-Managers	Wachovia Securities

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of capital securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

References in this prospectus supplement and the accompanying prospectus to “Assured Guaranty,” the “guarantor,” “we,” “us,” “our” and the “Company,” refer to Assured Guaranty Ltd. and, unless the context otherwise requires or unless otherwise stated, its subsidiaries. References in this prospectus supplement to “Holdings” or the “issuer” are to Assured Guaranty US Holdings Inc., the issuer of the capital securities and a wholly owned subsidiary of Assured Guaranty. The capital securities are being offered by Holdings.

FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

Some of the statements under “Summary,” “Risk Factors,” and elsewhere in this prospectus supplement and the accompanying prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance and reinsurance industries in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “continue,” “further,” “seek,” and similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to those described under “Risk Factors” below and the following:

•       downgrades of the financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past;

•       our inability to execute our business strategy;

•       reduction in the amount of reinsurance ceded by one or more of our principal ceding companies;

•       contract cancellations;

•       developments in the world’s financial and capital markets that adversely affect our loss experience, the demand for our products or our investment returns;

•       more severe or frequent losses associated with our insurance products;

•       changes in regulation or tax laws applicable to us, our subsidiaries or customers;

•       governmental actions;

•       natural catastrophes;

•       dependence on customers;

•       decreased demand for our insurance or reinsurance products or increased competition in our markets;

•       loss of key personnel;

•       technological developments;

•       the effects of mergers, acquisitions and divestitures;

•       changes in accounting policies or practices;

•       changes in general economic conditions, including interest rates and other factors;

•       other risks and uncertainties that have not been identified at this time; and

•       management’s response to these factors.

The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and the accompanying prospectus. We undertake no obligation publicly to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus supplement or the accompanying prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision.

SUMMARY

This summary contains basic information about Assured Guaranty and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the capital securities. You should read this entire prospectus supplement, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus carefully before making an investment decision.

Assured Guaranty

Assured Guaranty Ltd. is a Bermuda-based holding company that provides, through our operating subsidiaries, credit enhancement products to the public finance, structured finance and mortgage markets. Credit enhancement products are financial guaranty or other types of support, including credit derivatives, that improve the credit of underlying debt obligations. We apply our credit expertise, risk management skills and capital markets experience to develop insurance, reinsurance and derivative products that meet the credit enhancement needs of our customers. Under a reinsurance agreement, the reinsurer, in consideration of a premium paid to it, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more insurance policies that the ceding company has issued. A derivative is a financial instrument whose characteristics and value depend upon the characteristics and value of an underlying security or commodity. We market our products directly and through financial institutions, serving the U.S. and international markets.

Assured Guaranty Ltd. was incorporated in Bermuda in August 2003. Its principal executive offices are at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, and its telephone number is (441) 296-4004.

We operate through wholly-owned subsidiaries including Assured Guaranty Corp. (“AGC”), Assured Guaranty Re Ltd. (“AG Re”), Assured Guaranty (UK) Ltd. and Assured Guaranty Finance Overseas Ltd. (“AGFOL”). Our principal operating subsidiaries are AGC and AG Re.

•  AGC, a Maryland-domiciled insurance company, was organized in 1985 and commenced operations in January 1988, provides insurance and reinsurance of investment grade financial guaranty exposures, including municipal and non-municipal reinsurance, and credit default swap transactions. Prior to April 2004, AGC also wrote trade credit reinsurance, but has ceased writing this business since our initial public offering. AGC owns 100% of Assured Guaranty (UK) Ltd., a United Kingdom (“UK”) incorporated company licensed as a UK insurance company, and Assured Value Insurance Company (formerly Assured Guaranty Risk Assurance Company), a Maryland domiciled insurance company.

•  AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3 Insurer and a Long-Term Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re directly owns Assured Guaranty Overseas US Holdings Inc., a Delaware corporation. AG Re indirectly owns, through a United States holding company, the entire share capital of a Bermuda reinsurer, Assured Guaranty Re Overseas Ltd. (“AGRO”). AGRO, in turn, owns Assured Guaranty Mortgage Insurance Company (“Assured Guaranty Mortgage”), a New York corporation. AG Re and AGRO underwrite financial guaranty and residential mortgage reinsurance. AG Re and AGRO write business as direct reinsurers of third-party primary insurers and as reinsurers/retrocessionaires of certain affiliated companies and also provide portfolio credit default swaps, where the counterparty is usually an investment bank.

•  AGFOL, based in the UK, is regulated by the Financial Services Authority as an Arranger that markets and sources derivative transactions. AGFOL does not itself take risk in the transactions it arranges or places, and may not hold funds on behalf of its customers.

Assured Guaranty US Holdings Inc. was formed as a holding company to hold the shares of AGC and AG Financial Products Inc. It is a wholly owned subsidiary of Assured Guaranty and was formed under the laws of the State of Delaware in February 2004. Its principal executive offices are at 1325 Avenue of the Americas, New York, New York, and its telephone number is (212) 974-0100.

The Offering

Issuer	Assured Guaranty US Holdings Inc.

Guarantor	Assured Guaranty Ltd.

Securities	6.40% Series A Enhanced Junior Subordinated Debentures due 2066 (the “capital securities”).

The capital securities will be junior subordinated debentures which will be issued under a junior subordinated indenture among Assured Guaranty US Holdings Inc., as issuer, Assured Guaranty Ltd., as guarantor, and The Bank of New York, as junior subordinated indenture trustee. The capital securities will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

Aggregate Principal Amount	$150,000,000.

Maturity Date	December 15, 2066.

Interest	As described below:

•

interest on the capital securities will accrue from, and including, the issue date to, but not including, December 15, 2016 at a fixed rate equal to 6.40% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2007; and

•

from, and including, December 15, 2016 until maturity, interest on the capital securities will accrue at a floating rate, reset quarterly, equal to 3-month LIBOR plus a margin equal to 2.38%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2017, subject to the right of the issuer to defer interest payments as described below.

Redemption

The issuer may redeem the capital securities, in whole or in part, at any time, on or after December 15, 2016, subject to the replacement capital covenant described below, at the par redemption amount, as defined herein. However, if the capital securities are not redeemed in whole, the issuer may not effect such redemption unless at least $50 million aggregate principal amount of the capital securities, excluding any capital securities held by the issuer or any of its affiliates, remains outstanding after giving effect to such redemption.

The issuer may redeem the capital securities prior to December 15, 2016, in whole but not in part, at a price equal to the greater of (i) the par redemption amount and (ii) the applicable make-whole redemption amount, as defined herein. See “Description of the Capital Securities—Redemption.”

Replacement Capital Covenant

In connection with the initial issuance of the capital securities, the issuer and the guarantor will enter into a replacement capital covenant, as described herein under “Certain Terms of the Replacement Capital Covenant,” in which the issuer and the guarantor will covenant for the benefit of holders of a designated series of the issuer’s long-term indebtedness, other than the capital securities, or in certain limited cases a designated series of long-term indebtedness of the guarantor, that

	•	the issuer will not redeem or repurchase the capital securities and

	•	the guarantor will not purchase the capital securities

on or before December 15, 2046, except, subject to certain limitations, to the extent that the applicable redemption, repurchase or purchase price does not exceed a specified amount of proceeds from the sale, during the 180 days prior to the date of that redemption, repurchase or purchase, of common stock, rights to acquire common stock, and qualifying capital securities. The replacement capital covenant is not intended for the benefit of holders of the capital securities and may not be enforced by them, and is not a term of the junior subordinated indenture pursuant to which the capital securities will be issued, the subordinated guarantees or the capital securities.

Optional Deferral

So long as no event of default, as described below, with respect to the capital securities has occurred and is continuing, the issuer may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to ten years. Deferred interest will continue to accrue and will compound semi-annually to, but not including, December 15, 2016, and quarterly, on and after December 15, 2016, in each case, at the rate of interest applicable to the capital securities, to the extent permitted by applicable law.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment, during a deferral period, of current interest on the capital securities, the alternative coupon satisfaction mechanism described below in this summary under “—Alternative Coupon Satisfaction Mechanism” will apply, with the consequence, among others, that the issuer and the guarantor must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell qualifying warrants and non-cumulative perpetual preferred stock. If such efforts are successful, the issuer must pay optionally deferred interest out of the net proceeds from the sale of such securities by the issuer or the guarantor on the next succeeding interest payment date following such five-year period or such current interest payment date. The issuer cannot pay such optionally deferred interest from sources other than the net proceeds from the sale of such securities by the issuer or the guarantor. Additionally, during any optional deferral period the restrictions on payment by the issuer and the guarantor of dividends and other distributions on capital stock described below in this summary under “—Payment Restrictions” will apply.

Upon the termination of any optional deferral period and the payment of all amounts then due, the issuer may commence a new optional deferral period, subject to the above requirements. There is no limit to the number of such new optional deferral periods that the issuer may begin. See “Description of the Capital Securities—Optional Deferral of Interest.”

If the issuer defers interest for a period of 10 consecutive years from the commencement of an optional deferral period, the issuer will be required to pay all accrued and unpaid interest (including compounded interest) at the conclusion of the 10-year period, and to the extent it does not do so, the guarantor will be required to make guarantee payments in accordance with the subordinated guarantees with respect thereto. If the issuer fails to pay in full all accrued and unpaid interest (including compounded interest) at the conclusion of the 10-year period, due to an optional deferral or otherwise, such failure continues for 30 days and the guarantor fails to make guarantee payments with respect thereto, an event of default will occur.

Alternative Coupon
Satisfaction Mechanism

If the issuer has optionally deferred interest payments otherwise due on the capital securities, then following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment, during a deferral period, of current interest on the capital securities, the issuer and the guarantor must make commercially reasonable efforts to satisfy the issuer’s obligation to pay interest in full on the capital securities (subject to the limitations described below) by selling qualifying warrants and non-cumulative perpetual preferred stock, the sale of which will provide a cash amount to be paid to the holders of the capital securities in satisfaction of accrued and unpaid interest, together with any compounded interest. Such obligation will continue until all unpaid interest (including compounded interest) has been paid in full (subject to the limitations described below). The issuer’s and the guarantor’s obligation to make commercially reasonable efforts to sell qualifying warrants and non-cumulative perpetual preferred stock to satisfy the issuer’s obligation to pay interest is subject to market disruption events and subject to certain caps (each as defined herein), and does not apply if an event of default with respect to the capital securities has occurred and is continuing. The net proceeds received by the issuer or the guarantor from the issuance of qualifying warrants or non-cumulative perpetual preferred stock (i) during the 180 days prior to any interest payment date on which the issuer and the guarantor are required to use the alternative coupon satisfaction mechanism and (ii) designated by the issuer or the guarantor at or before the time of such issuance as available to pay interest on the capital securities will, at the time such proceeds are delivered to the junior subordinated indenture trustee to satisfy the relevant interest payment, be deemed to satisfy the issuer’s obligations to pay interest on the capital securities pursuant to the alternative coupon satisfaction mechanism though any interest not so paid will continue to be treated as optionally deferred interest and such interest will continue to accrue and compound as described above.

Payment Restrictions

On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral or otherwise, the issuer and the guarantor will not, and will not permit any subsidiary to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, repurchase, purchase, acquire or make a liquidation payment on, any of the issuer’s or the guarantor’s capital stock, debt securities that rank equal or junior to the capital securities or the subordinated guarantees or guarantees that rank equal or junior to the capital securities or the subordinated guarantees, other than pro rata payments on debt securities that rank equally with the capital securities and the subordinated guarantees with certain exceptions detailed in “Description of the Capital Securities—Certain Restrictions during Optional Deferral Periods.”

Subordination

The payment of principal of and interest on the capital securities, to the extent provided in the junior subordinated indenture, will be subordinated in right of payment to the prior payment in full of all present and future senior and non-junior subordinated indebtedness, as described in “Description of the Capital Securities—Subordination,” and will be effectively subordinated to all indebtedness and policyholder obligations of the issuer’s subsidiaries.

The junior subordinated indenture places no limitation on the amount of additional indebtedness that is senior in right of payment to the capital securities that the issuer may incur.

The guarantees of the guarantor will be unsecured junior subordinated obligations of the guarantor and will be subordinated in right of payment to the guarantor’s existing or future senior indebtedness, including any non-junior subordinated indebtedness.

Because Assured Guaranty US Holdings Inc., the issuer, and Assured Guaranty Ltd., the guarantor, are each a holding company, their rights and the rights of their creditors, including the holders of capital securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that the issuer or the guarantor, as applicable, is a creditor of the subsidiary. The rights of creditors of the issuer and the guarantor, including the holders of capital securities, to participate in the distribution of stock owned by the issuer or the guarantor, as applicable, in its subsidiaries, including the issuer’s or the guarantor’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

Limitation on Claims in the
Event of Bankruptcy,
Insolvency or Receivership

In certain events of the issuer’s bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism, to the extent the amount of such interest (including compounded interest thereon) relates to the first two years of the portion of the deferral period for which interest has not so been paid.

Events of Default

The junior subordinated indenture will provide that only the following constitute events of default with respect to the capital securities that give a right to accelerate the amounts due under the capital securities:

•

default for 30 calendar days in the payment of any interest on the capital securities when such interest becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if the issuer has properly deferred the interest in connection with an optional deferral period;

•

any non-payment of interest, whether due to an optional deferral or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest thereon) having been paid in full, such non-payment continues for 30 days and the guarantor fails to make guarantee payments with respect thereto;

	•	default in the payment of the principal of, and premium, if any, on the capital securities when due; or

	•	certain events of bankruptcy, insolvency, or receivership, whether voluntary or not.

Failure to comply with covenants, including the alternative coupon satisfaction mechanism, is not an event of default under the junior subordinated indenture for purposes of declaring an acceleration of payment of the capital securities.

Material U.S. Federal Income
Tax Consequences

A holder will generally take into account interest on the capital securities at the time it is accrued or received, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. During any deferral period, a holder will be required to include interest in income as it accrues, regardless of such holder’s method of accounting for U.S. federal income tax purposes, using a constant yield method. Consequently, holders of capital securities would be required to include interest in income even though no cash payments would be made during the deferral period. See “Material U.S. Federal Income Tax Consequences.”

Form

The capital securities will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (which we refer to as “DTC”). Beneficial interests in the capital securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC.

Trustee	The Bank of New York.

Delivery and Clearance

The issuer will deposit the global securities representing the capital securities with DTC in New York. You may hold an interest in the capital securities through DTC, Clearstream Bank, société anonyme, (which we refer to as “Clearstream, Luxembourg”) or Euroclear SA/NV (which we refer to as “Euroclear”), directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Governing Law	New York.

Accounting Treatment

The capital securities will be reflected on the guarantor’s consolidated balance sheets as debt, and interest payments on the capital securities will be included as interest expense on the guarantor’s consolidated statements of income.

Use of Proceeds	We anticipate that Holdings will use the net proceeds from this offering to purchase common shares of Assured Guaranty from ACE Limited, our largest shareholder. See “Use of Proceeds.”

Anticipated Ratings	Moody’s — A3 Standard & Poor’s — A- Fitch — A

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the capital securities should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

RISK FACTORS

You should carefully consider the risks described below before investing in the capital securities. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the capital securities could decline substantially. For additional risks related to our Company, see “Risk Factors” in Part I, Item 1A, in Assured Guaranty’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Risks Related to the Ownership of the Capital Securities

The issuer may elect to defer interest payments on the capital securities.

So long as no event of default with respect to the capital securities, as described below, has occurred and is continuing, the issuer may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to ten years. Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment, during a deferral period, of current interest on the capital securities, the alternative coupon satisfaction mechanism described below under “Description of the Capital Securities—Alternative Coupon Satisfaction Mechanism” will apply, with the consequences, among others, that the issuer and the guarantor must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell qualifying warrants and non-cumulative perpetual preferred stock as described under “Description of the Capital Securities—Alternative Coupon Satisfaction Mechanism” and must pay optionally deferred interest only out of the net proceeds of such securities, subject to certain caps. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest thereon) having been paid in full, such non-payment continues for 30 days and the guarantor fails to make guarantee payments with respect thereto. Upon termination of any optional deferral period and the payment of all amounts then due, the issuer may commence a new optional deferral period, subject to certain requirements. There is no limit to the number of such new optional deferral periods that the issuer may begin. See “Description of the Capital Securities—Optional Deferral of Interest.”

The issuer and the guarantor may not be able to sell securities when and in the amount necessary to pay interest on the capital securities.

The issuer’s and the guarantor’s ability to raise proceeds in connection with an optional deferral by issuing qualifying warrants and non-cumulative perpetual preferred stock will depend on, among other things, market conditions at the time, the acceptability to prospective investors of the terms of the securities issued, the Company’s financial performance and a variety of other factors beyond our control, including our ability to obtain any required consents or approvals, such as any corporate, stockholder, governmental or regulatory authorization that may be required. Accordingly, there could be circumstances where the issuer would wish to or be required to pay interest on the capital securities and sufficient cash is available for that purpose, but can not do so because the issuer and the guarantor have not been able to obtain proceeds from sales of qualifying warrants and non-cumulative perpetual preferred stock sufficient for that purpose.

Holders of the capital securities have limited rights to accelerate payments of the amounts due under the capital securities.

The holder of the capital securities may accelerate payment of the capital securities only upon the occurrence and continuation of the following events:

•       default for 30 calendar days in the payment of any interest on the capital securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional deferral period;

•       any non-payment of interest, whether due to an optional deferral or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full, such non-payment continues for 30 days and the guarantor fails to make guarantee payments with respect thereto;

•       default in the payment of the principal of, and premium, if any, on the capital securities when due; or

•       certain events of bankruptcy, insolvency or receivership, whether voluntary or not.

A failure to comply with or breach of the other covenants in the junior subordinated indenture with respect to the capital securities (an “other covenant default”), including the covenant to sell certain securities through the alternative coupon satisfaction mechanism to meet certain interest payment obligations, will not result in the acceleration of payment of the capital securities. Although an other covenant default will not constitute an event of default that gives a right to accelerate payments, it will otherwise constitute a default under the junior subordinated indenture and could give rise to a claim against the issuer relating to the specific breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any).

The aftermarket price of the capital securities may be discounted significantly if the issuer defers interest payments or is unable to pay interest.

If the issuer defers interest payments on the capital securities due to an optional deferral or is unable to pay interest as a result of an optional deferral period, you may be unable to sell your capital securities at a price that reflects the value of deferred amounts. To the extent a trading market develops for the capital securities, that market may not continue during such a deferral period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell capital securities at those times, either at a price that reflects the value of required payments under the capital securities or at all.

An active after-market for the capital securities may not develop.

The capital securities constitute a new issue of securities with no established trading market. We cannot assure you that an active after-market for the capital securities will develop or be sustained or that holders of the capital securities will be able to sell their capital securities at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the capital securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities. The capital securities are not listed and we do not plan to apply to list the capital securities on any securities exchange or to include them in any automated quotation system.

Interest payments on the capital securities may be deferred and, in such case, holders of the capital securities will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If interest payments on the capital securities are deferred, each holder will thereafter be required to accrue interest income in respect of the capital securities for U.S. federal income tax purposes using a constant yield method, regardless of such holder’s method of accounting for such purposes, before such holder receives any cash payment attributable to such income. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Interest and Original Issue Discount.”

The issuer may redeem the capital securities prior to the maturity date and you may not be able to reinvest in a comparable security.

The issuer has the option to redeem the capital securities for cash, in whole or in part, from time to time on and after December 15, 2016, subject to the replacement capital covenant described in this prospectus supplement. The redemption price will equal 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on the capital securities to the redemption date (the “par redemption amount”). Additionally, the issuer has the option to redeem the capital securities for cash, in whole, but not in part, prior to December 15, 2016 at a redemption price equal to the greater of (i) the par redemption amount of the capital securities to be redeemed and (ii) the applicable “make-whole redemption amount” as defined herein. See “Description of the Capital Securities—Redemption.” In the event the issuer chooses to redeem your capital securities, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the capital securities.

The capital securities and the guarantees are effectively subordinated to almost all of the issuer’s and the guarantor’s other indebtedness and obligations.

The issuer’s obligations under the capital securities are subordinated in right of payment to all of its current and future senior indebtedness (including the issuer’s outstanding senior notes) or subordinated indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the capital securities and certain other obligations, including obligations incurred in the ordinary course of business. This means that the issuer cannot make any payments on the capital securities if it defaults on a payment of such senior or non-junior subordinated indebtedness and does not cure the default within the applicable grace period, if the holders of the indebtedness ranking senior to the capital securities have the right to accelerate the maturity of such indebtedness and request that the issuer cease payments on the capital securities or if the terms of the issuer’s indebtedness ranking senior in right of payment to the capital securities otherwise restrict it from making payments to junior creditors.

The guarantor’s obligations under the guarantees are subordinate and junior in right of payment to all of its senior indebtedness (including the guarantor’s outstanding senior notes), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated guarantees. In addition, the guarantor’s obligations under the guarantees shall rank equal in right of payment to indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business. This means that the guarantor cannot make any payments on the subordinated guarantees if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period, if the holders of the senior indebtedness have the right to accelerate the maturity of the senior indebtedness and request that the guarantor cease payments on the subordinated guarantees or if the terms of the guarantor’s senior indebtedness otherwise restrict it from making payments to junior creditors.

Due to the subordination provisions described in “Description of the Capital Securities—Subordination” and “Description of the Capital Securities—Guarantees” in the event of the issuer’s or the guarantor’s insolvency, funds which the issuer or the guarantor would otherwise use to pay the holders of the capital securities will be used to pay the holders of their respective indebtedness and guarantees ranking senior in right of payment to the capital securities or the guarantees, as applicable, to the extent necessary to pay such senior indebtedness and guarantees in full. As a result of those payments, the issuer’s and the guarantor’s general creditors may recover less, ratably, than the holders of the issuer’s or the guarantor’s senior indebtedness and guarantees and these general creditors may recover more, ratably, than the holders of the capital securities. In addition, the holders of the issuer’s and the guarantor’s indebtedness and guarantees ranking senior in right of payment to the capital securities or the guarantees, as applicable, may, under certain circumstances, restrict or prohibit the issuer from making payments on the capital securities or the guarantees, as applicable.

Because the issuer and the guarantor are each a holding company, their rights and the rights of their creditors, including the holders of capital securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors and policyholders, except to the extent that the issuer or the guarantor, as applicable, is a creditor of the subsidiary. The rights of creditors of the issuer and the guarantor, including the holders of capital securities, to participate in the distribution of stock owned by the issuer or the guarantor, as applicable, in its subsidiaries, including the issuer’s or the guarantor’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

The issuer’s indebtedness as of September 30, 2006, was approximately $200 million, all of which would be senior in right of payment to the capital securities. As of September 30, 2006, the issuer’s subsidiaries had approximately $413.9 million of outstanding liabilities that effectively rank senior to the capital securities.

As of September 30, 2006, the guarantor had no outstanding indebtedness. The guarantor has guaranteed the issuer’s $200 million of 7.00% Senior Notes due 2034. As of September 30, 2006, the guarantor’s subsidiaries had approximately $1,088.0 million of outstanding liabilities that effectively rank senior to the guarantees.

There are no terms in the junior subordinated indenture, the capital securities or the guarantees that limit the issuer’s or the guarantor’s ability to incur additional indebtedness, and the issuer and the guarantor expect from time to time to incur additional indebtedness ranking senior in right of payment to the capital securities and the guarantees thereof.

The ability of the issuer and the guarantor to meet their obligations under the capital securities and the guarantees may be constrained by their holding company structure.

The issuer and the guarantor are holding companies and, as such, have no direct operations of their own. The issuer and the guarantor do not expect to have any significant operations or assets other than their ownership of the shares of their subsidiaries. Dividends and other permitted payments from the operating subsidiaries of the issuer and the guarantor are expected to be their primary source of funds to meet their obligations under the capital securities and the guarantees. The insurance subsidiaries of the issuer and the guarantor are subject to regulatory and rating agency restrictions limiting their ability to declare and to pay dividends and make other payments to the issuer and the guarantor. The inability of the insurance subsidiaries of the issuer and the guarantor to pay sufficient dividends and make other permitted payments to the issuer and the guarantor would have an adverse effect on the issuer’s and the guarantor’s ability to pay their obligations as they become due, including payments on the capital securities and the guarantees.

Upon the occurrence of a bankruptcy, insolvency or receivership with respect to the issuer, claims for payment may be limited.

In certain events of the issuer’s bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for interest that is unpaid (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest (including compounded interest thereon) relates to the first two years of the portion of the deferral period for which interest has not so been paid. See “Description of the Capital Securities—Limitations on Claims in the Event of Bankruptcy, Insolvency or Receivership.”

Moreover, the claims of capital security holders in a bankruptcy, insolvency or similar proceeding are subject to the broad equitable powers of the court. For example, although we do not believe such an argument should prevail, a party in interest in such a proceeding might argue that such holders should be treated as equity holders rather than creditors, and the court could rule in favor of such party. This could further limit or reduce any amounts that a holder of capital securities could receive in a bankruptcy, insolvency, receivership or similar proceeding.

The interest rate of the capital securities will fluctuate when the fixed rate period ends, and may decline below the fixed rate.

At the conclusion of the fixed rate period for the capital securities on December 15, 2016, the capital securities will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the capital securities in any available after-market, apart from the reduction in current interest income.

General market conditions and unpredictable factors could adversely affect market prices for the capital securities.

There can be no assurance about the market prices for the capital securities. Several factors, many of which are beyond our control, will influence the market value of the capital securities. Factors that might influence the market value of the capital securities include, but are not limited to:

•       whether interest payments have been made and are likely to be made on the capital securities from time to time;

•       the issuer’s and the guarantor’s creditworthiness, financial condition, performance and prospects;

•       whether the ratings on the capital securities provided by any ratings agency have changed;

•       regulatory investment classifications of the capital securities for purposes of certain types of investors and whether those classifications have changed;

•       the market for similar securities; and

•       economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase capital securities, whether in this offering or in the secondary market, the capital securities may subsequently trade at a discount to the price that you paid for them.

The issuer is not obligated to redeem the capital securities prior to their maturity date and has made a covenant in favor of classes of senior indebtedness restricting its right to redeem the capital securities.

The issuer has the right to redeem the capital securities under circumstances and on terms specified in this prospectus supplement. However, in connection with the initial issuance of the capital securities, the issuer and the guarantor will enter into a replacement capital covenant, which is described below under “Certain Terms of the Replacement Capital Covenant,” that will limit (1) the issuer’s ability to redeem or repurchase the capital securities and (2) the guarantor’s ability to purchase the capital securities. In the replacement capital covenant, the issuer and the guarantor will covenant for the benefit of holders of a designated series of the issuer’s indebtedness that ranks senior to the capital securities, or in certain limited cases holders of a designated series of long-term indebtedness of the guarantor, that (a) the issuer will not redeem or repurchase the capital securities and (b) the guarantor will not purchase the capital securities, in each case on or before December 15, 2046, except, subject to certain limitations, to the extent that the applicable redemption, repurchase or purchase price does not exceed a specified amount of proceeds from the sale, during the 180 days prior to the date of that redemption, repurchase or purchase, of common stock, rights to acquire common stock and qualifying capital securities.

The ability to raise proceeds from qualifying capital securities during the 180 days prior to a proposed redemption or repurchase by the issuer or purchase by the guarantor will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying capital securities. Accordingly, there could be circumstances where the issuer would wish to redeem or repurchase some or all of the capital securities, or the guarantor would wish to purchase some or all of the capital securities, and sufficient cash is available for that purpose, but the issuer and the guarantor are restricted from doing so because of the inability to obtain proceeds from the sale of qualifying capital securities.

The guarantor is a Bermuda company and it may be difficult for you to enforce judgments against the guarantor or against its directors and executive officers.

Assured Guaranty is incorporated pursuant to the laws of Bermuda and its business is based in Bermuda. In addition, certain of Assured Guaranty’s directors and officers reside outside the United States, and a portion of its assets and the assets of such persons may be located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon Assured Guaranty or those persons, or to recover against Assured Guaranty or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against Assured Guaranty or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda; however, a Bermuda court may impose civil liability, including the possibility of monetary damages, on it or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Assured Guaranty has been advised by Conyers Dill & Pearman, its special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against Assured Guaranty or its directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws, or original actions brought in Bermuda against Assured Guaranty or such persons predicated solely upon U.S. federal securities laws. Further, Assured Guaranty has been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce the judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to public policy in Bermuda. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against Assured Guaranty based upon such judgments.

USE OF PROCEEDS

We estimate that, after deducting expenses and underwriting discounts, the net proceeds to Holdings from this offering will be approximately $147,900,000. Holdings intends to use the net proceeds from this offering to purchase common shares of Assured Guaranty from ACE Limited, our largest shareholder.

As of November 30, 2006, ACE Limited owned 26,000,000 of our common shares, representing approximately 35.6% of our common shares outstanding. On December 7, 2006, Holdings agreed to purchase 5,692,599 common shares of Assured Guaranty from a subsidiary of ACE Limited at $26.35 per share after which ACE Limited would own approximately 30% of our common shares then outstanding. The obligation of Holdings to purchase these shares is conditioned upon, among other things, the completion of this offering.

CAPITALIZATION

The following table sets forth Assured Guaranty’s consolidated capitalization as of September 30, 2006. The “Actual” column reflects Assured Guaranty’s capitalization as of September 30, 2006 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The “As Adjusted” column is adjusted to give effect to this offering and the application of net proceeds from this offering by Holdings to purchase 5,692,599 common shares of Assured Guaranty as described above under “Use of Proceeds.”  The following data is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and notes thereto incorporated in this prospectus supplement and the accompanying prospectus by reference.

	As of September 30, 2006
	Actual	As Adjusted
	(in millions, except share amounts)
Debt:
Long-term debt	$197.4	$197.4
6.40% Series A Enhanced Junior Subordinated Debentures due 2066	—	150.0
Shareholders’ equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 73,144,785 shares issued and outstanding, 67,452,186 shares issued and outstanding, as adjusted	0.7	0.7
Additional paid-in capital	856.2	706.3
Retained earnings	857.1	857.1
Accumulated other comprehensive income	42.8	42.8
Total shareholders’ equity	1,756.9	1,606.9
Total capitalization	$1,954.3	$1,954.3

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2006		2005		2004		2003		2002		2001
Ratio of Earnings to Fixed Charges	13.82	x	16.81	x	20.85	x	36.49	x	8.18	x	9.90	x

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table presents Assured Guaranty’s selected consolidated financial information as of and for the nine-month periods ended September 30, 2006 and 2005 and as of and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001. The financial data for the years ended December 31, 2005, 2004, and 2003, is derived from our audited financial statements incorporated by reference in this prospectus supplement and the financial data for the years ended December 31, 2002 and 2001, is derived from our audited financial statements not incorporated by reference in this prospectus supplement. The financial data for the nine-month periods ended September 30, 2006 and September 30, 2005 is derived from our unaudited financial statements. The unaudited financial statements reflect, in the opinion of management, all normal recurring adjustments considered necessary for a fair presentation of the Company’s consolidated financial condition and results of operations during that period and as of that date. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of those to be expected for the full fiscal year.

The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in millions, except per share amounts)
Statement of operations data:
Gross written premiums	$240.5	$194.1	$252.1	$190.9	$349.2	$417.2	$442.9
Net written premiums(1)	234.2	159.9	217.3	79.6	491.5	352.5	206.6
Net earned premiums	148.2	150.9	198.7	187.9	310.9	247.4	293.5
Net investment income	82.0	71.2	96.8	94.8	96.3	97.2	99.5
Net realized investment (losses) gains	(1.9)	3.6	2.2	12.0	5.5	7.9	13.1
Unrealized (losses) gains on derivative financial instruments	4.2	(9.1)	(3.5)	52.5	98.4	(54.2)	(16.3)
Other income	—	0.2	0.2	0.8	1.2	3.6	2.9
Total revenues	232.4	216.8	294.5	347.9	512.3	302.0	392.9
Loss and loss adjustment expenses	(6.0)	(69.3)	(69.6)	(32.0)	144.6	120.3	177.5
Profit commission expense	4.7	6.4	12.9	15.5	9.8	8.5	9.0
Acquisition costs	33.4	34.9	45.3	50.9	64.9	48.4	51.1
Other operating expenses	49.3	44.0	59.0	67.8	41.0	31.0	29.8
Other expense(2)	1.9	3.1	3.7	1.6	—	—	3.8
Interest expense	10.1	10.1	13.5	10.7	5.7	10.6	11.5
Total expenses	93.4	29.2	64.9	114.6	266.1	218.8	282.8
Income before provision for income taxes	139.0	187.6	229.6	233.3	246.2	83.2	110.1
Provision for income taxes	21.7	37.3	41.2	50.5	31.7	10.6	22.2
Net income before cumulative effect of new accounting standard	117.3	150.3	188.4	182.8	214.5	72.6	87.9
Cumulative effect of new accounting standard, net of taxes	—	—	—	—	—	—	(24.1)
Net income	$117.3	$150.3	$188.4	$182.8	$214.5	$72.6	$63.8

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in millions, except per share amounts)

Balance sheet data (end of period):
Investments and cash	$2,395.1	$2,262.4	$2,256.0	$2,157.9	$2,222.1	$2,061.9	$1,710.8
Prepaid reinsurance premiums	9.0	12.9	12.5	15.2	11.0	179.5	171.5
Total assets	2,844.8	2,766.7	2,689.1	2,694.0	2,857.9	2,719.9	2,322.1
Unearned premium reserves	619.7	527.9	537.1	521.3	625.4	613.3	500.3
Reserves for losses and loss adjustment expenses	116.9	201.2	121.2	226.5	522.6	458.8	401.1
Long-term debt	197.4	197.3	197.3	197.4	75.0	75.0	150.0
Total liabilities	1,088.0	1,133.1	1,027.6	1,166.4	1,420.2	1,462.6	1,260.4
Accumulated other comprehensive income	42.8	52.9	45.8	79.0	81.2	89.0	43.3
Shareholders’ equity	1,756.9	1,633.6	1,661.5	1,527.6	1,437.6	1,257.2	1,061.6
Book value per share(3)	$24.02	$21.81	$22.22	$20.19	$19.17	$16.76	$14.15

GAAP financial information:
Loss and loss adjustment expense ratio(4)	(4.0)%	(45.9)%	(35.0)%	(17.0)%	46.5%	48.6%	60.5%
Expense ratio(5)	58.9%	56.5%	58.9%	65.4%	37.2%	35.5%	30.6%
Combined ratio	54.9%	10.6%	23.9%	48.4%	83.7%	84.1%	91.1%

Combined statutory financial information:
Contingency reserve(6)	$626	$556	$612.1	$531.1	$410.5	$315.5	$228.9
Policyholders’ surplus(7)	1,001	959	960.6	867.2	911.3	884.1	872.2

Additional financial guaranty information (end of period):
Net in-force business (principal and interest)	$167,382	$139,093	$145,694	$136,120	$130,047	$124,082	$117,909
Net in-force business (principal only)	121,579	97,320	102,465	95,592	87,524	80,394	75,249

(1)             Net written premiums exceeded gross written premiums for the year ended December 31, 2003 due to $154.8 million of return premium from two terminated ceded reinsurance contracts.

(2)             Amount for 2005 represents investment banking fees and put option premiums associated with Assured Guaranty Corp.’s $200.0 million committed capital securities. Amounts for 2001 and 2002 represent the amortization of goodwill, which arose from ACE’s acquisition of Capital Re Corporation as of December 31, 1999. Beginning January 1, 2002, goodwill is no longer amortized, but rather is evaluated for impairment at least annually in accordance with FAS No. 142, “Goodwill and Other Intangible Assets.” During 2004, a goodwill impairment of $1.6 million was recognized for the trade credit business which the Company exited as part of its IPO strategy. No such impairment was recognized in the years ended December 31, 2005, 2003 and 2002.

(3)             Per share data for 2003, 2002 and 2001 are based on 75,000,000 shares outstanding prior to the IPO.

(4)             The loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premiums.

(5)             The expense ratio is calculated by dividing the sum of profit commission expense, acquisition costs and operating expenses by net earned premiums.

(6)             Under U.S. statutory accounting principles, financial guaranty and mortgage guaranty insurers are required to establish contingency reserves based on a specified percentage of premiums. A contingency reserve is an additional liability established to protect policyholders against the effects of adverse economic developments or cycles or other unforeseen circumstances.

(7)             Combined policyholders’ surplus represents the addition of our combined U.S. based statutory surplus and our Bermuda based statutory surplus.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

This section briefly summarizes the material provisions of the replacement capital covenant. This summary does not contain a complete description of the replacement capital covenant. You should read this summary together with the replacement capital covenant for a complete understanding of all the provisions. The replacement capital covenant is available from Assured Guaranty or Holdings upon request.

Assured Guaranty and Holdings will covenant in the replacement capital covenant for the benefit of holders of a designated series of the issuer’s long-term indebtedness that ranks senior to the capital securities or, in certain limited cases, holders of a designated series of long-term indebtedness of the guarantor, that

•       the issuer will not redeem or repurchase the capital securities and

•       the guarantor will not purchase the capital securities

on or before December 15, 2046, except, subject to certain limitations, to the extent that the applicable redemption, repurchase or purchase price does not exceed a specified amount of proceeds from the sale, during the 180 days prior to the date of that redemption, repurchase or purchase, of common stock, rights to acquire common stock and qualifying capital securities.

The covenants of the issuer and the guarantor in the replacement capital covenant run only to the benefit of holders of the designated series of the issuer’s long-term indebtedness or the long-term indebtedness of the guarantor, as applicable. The replacement capital covenant is not intended for the benefit of holders of the capital securities and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture, the subordinated guarantees or the capital securities.

The ability to raise proceeds from qualifying capital securities during the 180 days prior to a proposed redemption or repurchase by the issuer or purchase by the guarantor of the capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying capital securities.

The replacement capital covenant may be terminated if the holders of a majority of the aggregate principal amount of the then existing covered debt as defined in the replacement capital covenant agree to terminate the replacement capital covenant, or if the issuer and the guarantor no longer have outstanding any indebtedness that qualifies as covered debt, and will be terminated on December 15, 2046, if not so terminated earlier.

DESCRIPTION OF THE CAPITAL SECURITIES

Assured Guaranty US Holdings Inc. will issue the 6.40% Series A Enhanced Junior Subordinated Debentures due 2066 (the “capital securities”) under a Subordinated Indenture to be dated as of December 1, 2006, as supplemented by a First Supplemental Subordinated Indenture to be dated as of the date of the issuance of the capital securities, each among Assured Guaranty US Holdings Inc., as issuer, Assured Guaranty Ltd., as guarantor, and The Bank of New York, as junior subordinated indenture trustee. We refer to the Subordinated Indenture and the First Supplemental Subordinated Indenture collectively as the “junior subordinated indenture.”  The capital securities are junior subordinated debentures issued by the issuer under the junior subordinated indenture and the guarantees are subordinated guarantees of the guarantor under the junior subordinated indenture.

The following description of certain terms of the capital securities and subordinated guarantees and certain provisions of the junior subordinated indenture in this prospectus supplement supplements the description under “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee” in the accompanying prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the junior subordinated indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the capital securities. We will file the junior subordinated indenture and the capital securities as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise specified, in this section, “guarantor” and “Assured Guaranty” refer to Assured Guaranty Ltd. and not to any of its subsidiaries.

General

The issuer will initially issue $150 million aggregate principal amount of the capital securities. The issuer may from time to time, without the consent of the existing holders of the capital securities, create and issue further capital securities having the same terms and conditions as the capital securities being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional capital securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding capital securities, unless such additional capital securities will not be treated as fungible with the previously issued and outstanding capital securities for U.S. federal income tax purposes.

The capital securities will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

The capital securities will not be subject to a sinking fund provision. The entire principal amount of the capital securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under “—Optional Deferral of Interest”), if any, on December 15, 2066.

Interest

The capital securities will accrue interest at a fixed rate from, and including, the issue date to, but excluding December 15, 2016. We refer to this period as the “fixed rate period.”  The capital securities will accrue interest at a floating rate reset quarterly from, and including, December 15, 2016 to, but excluding, the maturity date, and we refer to this period as the “floating rate period.”  All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred thousandth of a percentage point. The manner in which interest is computed, and the time at which such interest is payable (absent optional deferral) is as follows:

Fixed Rate Period

During the fixed rate period, interest will accrue at an annual rate equal to 6.40%, and will be payable semi-annually in arrears on June 15 and December 15  of each year, commencing on June 15, 2007. The amount of interest payable on any interest payment date during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months and will include interest from, and including, the last scheduled interest payment date for which interest has been paid or duly provided for (or, if none, the issue date) to, but excluding, the scheduled interest payment date. Interest calculated for any period less than a 30-day month will be calculated based on the actual number of days elapsed in such month. In the event that any date on which interest for a fixed rate period is payable on the capital securities is not a business day, payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Floating Rate Period

During the floating rate period, interest on the capital securities will accrue at a floating rate, reset quarterly, equal to 3-month LIBOR plus a margin equal to 2.38%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2017. We refer to the period from, and including, a scheduled floating rate interest payment date to, but excluding, the next following floating rate interest payment date (in each case as adjusted pursuant to the business day convention) as a “floating rate payment period.”  The amount of interest payable on any floating rate interest payment date will be computed on the basis of the actual number of days elapsed during the floating rate payment period then ending and a 360-day year. If a scheduled interest payment date is not a business day, then such interest payment date will be postponed to the next succeeding day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to, but not including, the date that interest is actually paid.

The calculation agent will calculate the floating rate and the amount of interest payable on each quarterly interest payment date relating to the floating rate period. Promptly upon such determination, the calculation agent will notify the issuer and, if the trustee is not then serving as the calculation agent, the trustee, of the floating rate for the new quarterly interest payment period. The floating rate determined by the calculation agent, absent manifest error, will be binding and conclusive on the issuer and the holders of the capital securities and the trustee. The Bank of New York will initially act as the calculation agent.

“3-month LIBOR,” with respect to an interest payment during the floating rate period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London banking day immediately preceding the first day of such interest payment period (the “LIBOR determination date”). The term “Telerate Page 3750” means the display on Moneyline Telerate, Inc. on page 3750 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If 3-month LIBOR cannot be determined as described above, the issuer will select four major banks in the London interbank market. The issuer will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date for such distribution period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the interest payment period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the issuer will select three offered rates quoted by three major banks in New York City on the LIBOR determination date for that interest payment period. The rates quoted will be for loans in U.S. dollars for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the issuer are quoting rates, 3-month LIBOR for the applicable interest payment period will be the same as for the immediately preceding interest payment period or, if the immediately preceding interest payment period is a fixed rate interest payment period, the same as for the most recent quarter for which 3-month LIBOR can be determined.

“Business day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

“London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Record Dates

Interest is payable on each interest payment date to the person in whose name the capital security is registered at the close of business on the day next preceding the interest payment date. In the event the capital securities will not continue to remain in book-entry only form or are not in the form of a global certificate, the issuer will have the right to select record dates, which will be at least one business day before an interest payment date.

Optional Deferral of Interest

So long as no event of default, as described below, with respect to the capital securities has occurred and is continuing, the issuer may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to ten years. Deferred interest will continue to accrue and will compound semi-annually to, but not including, December 15, 2016, and quarterly, on and after December 15, 2016, in each case, at the then applicable rate of interest on the capital securities, to the extent permitted by applicable law.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment, during a deferral period, of current interest on the capital securities, the alternative coupon satisfaction mechanism described below under “—Alternative Coupon Satisfaction Mechanism” will apply, with the consequence, among others, that the issuer and the guarantor must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell qualifying warrants and non-cumulative perpetual preferred stock, as described below. If such efforts are successful, the issuer must pay optionally deferred interest out of the net proceeds from the sale of such securities by the issuer or the guarantor on the next succeeding interest payment date following such five year period or such current interest payment date. The issuer cannot pay such optionally deferred interest from sources other than the net proceeds from the sale of such securities by the issuer or the guarantor. The issuer’s use of other sources to fund interest payments after an optional deferral period would be a breach of its obligations under the capital securities but would not be an event of default under the junior subordinated indenture. Additionally, during any optional deferral period the restrictions on payment by the issuer and the guarantor of dividends and other distributions on capital stock described below under “—Certain Restrictions during Optional Deferral Periods” will apply.

If the issuer defers interest for a period of 10 consecutive years from the commencement of an optional deferral period, the issuer will be required to pay all accrued and unpaid interest (including compounded interest) at the conclusion of the 10-year period, and to the extent it does not do so, the guarantor will be required to make guarantee payments in accordance with the subordinated guarantees with respect thereto. If the issuer fails to pay in full all accrued and unpaid interest (including compounded interest) at the conclusion of the 10-year period, due to an optional deferral or otherwise, such failure continues for 30 days and the guarantor fails to make guarantee payments with respect thereto, an event of default will occur.

The issuer must provide a notice of its election to defer interest to the trustee no more than 60 and no fewer than 15 days prior to the relevant interest payment date. A notice of optional deferral, once given, will be irrevocable and the deferral of payments on the related interest payment date will be considered an optional deferral. Unpaid interest on the capital securities will continue to accrue and compound during the pendency of any optional deferral period at the then applicable interest rate. When an optional deferral period ends and the issuer has paid all accrued and unpaid interest on the capital securities, together with interest thereon, to the extent permitted by applicable law, compounded semi-annually or quarterly, as applicable, at the then applicable rate of interest on the capital securities, which we refer to as “compounded interest,” the issuer may begin a new optional deferral period, subject to the terms described above. There is no limit on the number of optional deferral periods that the issuer may begin. Any deferral of interest on the capital securities by election of the issuer under this provision is referred to as an “optional deferral,” and the period during which such interest is deferred is referred to as an “optional deferral period.”

Certain Restrictions during Optional Deferral Periods

On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral or otherwise, the issuer and the guarantor will not, and will not permit any subsidiary to:

•       declare or pay any dividends on, make distributions regarding, or redeem, repurchase, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the issuer or the guarantor, other than:

(1)          purchases of the capital stock of the guarantor in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security then outstanding requiring the guarantor to purchase capital stock or under any dividend reinvestment plan;

(2)          in connection with the reclassifications of any class or series of the guarantor’s capital stock, or the exchange or conversion of one class or series of the guarantor’s capital stock for or into another class or series of the guarantor’s capital stock;

(3)          the purchase of fractional interests in shares of the guarantor’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(4)          dividends or distributions of the guarantor’s capital stock, or rights to acquire common stock, or repurchases or redemptions of common stock, in each case solely from the issuance or exchange of common stock; or

(5)          any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan;

•       make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the issuer or the guarantor that rank in right of payment equally with or junior to the capital securities or the subordinated guarantees, respectively, other than any payment, repurchase or redemption in respect of debt securities of the issuer that rank in right of payment equally with the capital securities or debt securities of the guarantor that rank equally with the subordinated guarantees (“parity debt securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity debt securities, on the one hand, and (2) accrued and unpaid amounts on the capital securities or the subordinated guarantees, as applicable, on the other hand; and

•       make any guarantee payments with respect to any guarantee by the issuer or the guarantor of the debt securities of any subsidiary, if such guarantee ranks in right of payment equally with or junior to the capital securities or the subordinated guarantees, respectively, other than any payment in respect of guarantees that rank in right of payment equally with the capital securities and the subordinated guarantees (“parity guarantees”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity guarantees, on the one hand, and (2) accrued and unpaid amounts on the capital securities or the subordinated guarantees, as applicable, on the other hand.

In addition, if any deferral period lasts longer than one year, the issuer and the guarantor will not, subject to the same limited exceptions and unless required to do so by any applicable regulatory authority, repurchase, or permit any subsidiary to purchase, the guarantor’s common stock for a one-year period following the date on which all deferred interest has been paid.

If the issuer or the guarantor is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Coupon Satisfaction Mechanism

If the issuer has optionally deferred interest payments otherwise due on the capital securities, then following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment, during a deferral period, of current interest on the capital securities, the issuer and the guarantor must make commercially reasonable efforts to satisfy the issuer’s obligation to pay interest in full on the capital securities (subject to the limitations described below) by selling qualifying warrants and non-cumulative perpetual preferred stock, the sale of which will provide cash to be paid to the holders of the capital securities in satisfaction of accrued and unpaid interest, together with any compounded interest. Such obligation will continue until all unpaid interest (including compounded interest) has been paid in full (subject to the limitations described below). The issuer’s and the guarantor’s obligation to make commercially reasonable efforts to sell such securities to satisfy the issuer’s obligation to pay interest is subject to market disruption events and subject to certain caps, and does not apply if an event of default with respect to the capital securities has occurred and is continuing. The net proceeds received by the issuer and the guarantor from the issuance of qualifying warrants and non-cumulative perpetual preferred stock (i) during the 180 days prior to any interest payment date on which the issuer and the guarantor are required to use the alternative coupon satisfaction mechanism and (ii) designated by the issuer or the guarantor at or before the time of such issuance as available to pay interest on the capital securities will, at the time such proceeds are delivered to the junior subordinated indenture trustee to satisfy the relevant interest payment, be deemed to satisfy the issuer’s obligations to pay interest on the capital securities pursuant to the alternative coupon satisfaction mechanism though any interest not so paid will continue to be treated as optionally deferred interest and such interest will continue to accrue and compound as described above.

Under the alternative coupon satisfaction mechanism, we are not required to issue qualifying warrants and non-cumulative perpetual preferred stock, as applicable, to the extent that (i) with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon), the number of shares of the guarantor’s common stock underlying any issuance of qualifying warrants applied to pay such interest, together with the number of shares underlying all prior issuances of qualifying warrants during such deferral period so applied, would exceed 2% of the total number of issued and outstanding shares of the guarantor’s common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”) or (ii) the net proceeds of any issuance of non-cumulative perpetual preferred stock applied to pay interest on the capital securities pursuant to the alternative coupon satisfaction mechanism, together with the net proceeds of all prior issuances of non-cumulative perpetual preferred stock so applied, would exceed 25% of the aggregate principal amount of the capital securities initially issued under the indenture (the “preferred stock issuance cap”).

Once we reach the warrant issuance cap, the guarantor will not be required to issue more qualifying warrants under the alternative coupon satisfaction mechanism with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon) even if there is a subsequent increase in the number of outstanding shares of the guarantor’s common stock. The warrant issuance cap will cease to apply following the fifth anniversary of the commencement of any deferral period, at which point we may only pay any deferred interest, regardless of the time at which it was deferred, using the alternative coupon satisfaction mechanism, subject to the preferred stock issuance cap and any market disruption event. If the warrant issuance cap has been reached during a deferral period and we subsequently pay all deferred payments (and compound amounts) prior to the fifth anniversary of such deferral period, the warrant issuance cap will cease to apply, and will only apply again once we start a new deferral period. The preferred stock issuance cap will apply so long as the capital securities remain outstanding and all proceeds of issuances of non-cumulative perpetual preferred stock used to pay deferred interest hereunder will count against such cap.

As used in this section:

“Commercially reasonable efforts” to sell the issuer’s or guarantor’s qualifying warrants and non-cumulative perpetual preferred stock means commercially reasonable efforts to complete the offer and sale of such securities to third parties that are not subsidiaries of the issuer or the guarantor in public offerings or private placements, provided that the issuer and the guarantor will be deemed to have made such commercially reasonable efforts during a market disruption event, as defined below, regardless of whether the issuer or the guarantor makes any offers or sales during such market disruption event. For the avoidance of doubt, the issuer and the guarantor will not be considered to have made commercially reasonable efforts to effect a sale of qualifying warrants and non-cumulative perpetual preferred stock if the issuer or the guarantor determines to not pursue or complete such sale solely due to pricing, dividend rate or dilution considerations.

“Non-cumulative perpetual preferred stock” means non-cumulative perpetual preferred stock of the issuer or the guarantor or their subsidiaries that (i) contains no remedies other than “permitted remedies” and (ii)(a) is subject to “intent-based replacement disclosure” as such term is defined below and provides for mandatory deferral tied to the breach of certain financial triggers, or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the capital securities.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common shares or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid. “Distributions” in this definition means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not subsidiaries of the guarantor.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, to redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date.

“Qualifying warrants” means net share settled warrants to purchase the guarantor’s common stock that:

•       have an exercise price greater than the “current stock market price” of the guarantor’s common stock as of their date of issuance; and

•       we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

The guarantor intends to issue qualifying warrants with exercise prices at least 10% above the current stock market price of the guarantor’s common stock on the date of issuance. The “current stock market price” of the guarantor’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the guarantor’s common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the guarantor’s common stock is traded. If the guarantor’s common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for the guarantor’s common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the guarantor’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for the guarantor’s common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•       Trading in securities generally on the principal exchange on which the issuer’s or guarantor’s securities are then listed and traded (as of today, the New York Stock Exchange) shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

•       a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

•       the guarantor would be required to obtain the consent or approval of its shareholders or the issuer or the guarantor would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue the issuer’s or the guarantor’s securities, and the issuer or the guarantor fail to obtain such consent or approval notwithstanding the issuer’s and the guarantor’s commercially reasonable efforts to such effect;

•       there is such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that trading in the issuer’s or the guarantor’s securities shall have been materially disrupted or the effect of international conditions on the financial markets in the United States is such, as to make it, in the issuer’s or the guarantor’s judgment, impracticable to proceed with the offer and sale of the issuer’s or guarantor’s securities; or

•       an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in that issuer’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in that issuer’s judgment, would have a material adverse effect on its business or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede that issuer’s ability to consummate such transaction, provided that no single suspension period contemplated by this provision may exceed 90 consecutive days and multiple suspension periods contemplated by this provision may not exceed an aggregate of 180 days in any 360-day period.

Any interest payment made pursuant to the alternative coupon satisfaction mechanism will first be allocated to payment of the interest due on that payment date. Any payment of interest in excess of the amount of the interest due on that payment date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid interest payment date, and then against any accrued and unpaid compounded interest. In the event that the issuer defers the interest payment on the capital securities and on other securities that rank equally with the capital securities and contain similar requirements to pay interest pursuant to the alternative coupon satisfaction mechanism, the issuer will apply any net proceeds so raised on a pro rata basis towards its obligations to pay interest on the capital securities and such equally ranking securities.

Although our failure to comply with our obligations with respect to the alternative coupon satisfaction mechanism will breach the indenture, it will not constitute an event of default that gives a right of acceleration thereunder.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The junior subordinated indenture provides that a holder of capital securities, by such holder’s acceptance of the capital securities, agrees that in certain events of the issuer’s bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, such holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest (including compounded interest thereon) relates to the first two years of the portion of the deferral period for which interest has not so been paid.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

The provisions of the junior subordinated indenture relating to the issuer’s and the guarantor’s possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the capital securities. You should refer to the description of these provisions under “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Consolidation, Amalgamation, Merger and Sale of Assets” in the accompanying prospectus.

Subordination

The payment of principal of and interest on the capital securities, to the extent provided in the junior subordinated indenture, will be subordinated in right of payment to the prior payment in full of all present and future senior and non-junior subordinated indebtedness, as defined below. As noted below, the capital securities will rank pari passu with indebtedness for the purchase of goods or materials or for services obtained in the ordinary course of business, and any indebtedness which by its terms is expressly made equal in rank and payment with the capital securities.

Subject to the qualifications described below, the term “senior indebtedness” includes principal of, and interest and premium, if any, on the following:

•       all indebtedness of the issuer, whether outstanding on the date of the issuance of the capital securities or thereafter created, incurred or assumed, which is for money borrowed (including, without limitation, trust preferred securities of statutory trusts and related subordinated debentures and guarantees of the issuer issued under the junior subordinated indenture), or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•       all obligations of the issuer under leases required or permitted to be capitalized under generally accepted accounting principles;

•       all obligations of the issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•       all obligations of the issuer for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in the three bullet points above) entered into in the ordinary course of business of the issuer to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the issuer of a demand for reimbursement following payment on the letter of credit);

•       any indebtedness of others of the kinds described in the four bullet points above for the payment of which the issuer is responsible or liable as guarantor or otherwise;

•       all obligations of the type referred to in the five bullets above of other persons secured by any lien on any property or asset of the issuer (whether or not such obligation is assumed by the issuer), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

•       amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the capital securities and (3) obligations owed by the issuer to its subsidiaries.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the capital securities or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the capital securities, if:

•       the issuer defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•       an event of default occurs with respect to any senior indebtedness permitting the holders of senior indebtedness to accelerate the maturity and written notice of such event of default, requesting that payments on the capital securities cease, is given to the issuer by any holder of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

All present and future senior indebtedness, which will include, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by the issuer on account of the capital securities in the event of:

•       any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the issuer, its creditors or its property;

•       any proceeding for the liquidation, dissolution or other winding-up of the issuer, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•       any assignment by the issuer for the benefit of creditors; or

•       any other marshaling of the assets of the issuer.

In any such event, payments which would otherwise be made on the capital securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. If the payments on the capital securities are in the form of the issuer’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the capital securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the capital securities by any act or failure to act on the part of the issuer.

In the event that, notwithstanding any of the foregoing prohibitions, the junior subordinated indenture trustee or the holders of the capital securities receive any payment on account of or in respect of the capital securities at a time when a responsible officer of the junior subordinated indenture trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After payment in full of all present and future senior indebtedness, holders of the capital securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the capital securities are paid in full. In matters between holders of the capital securities and any other type of the issuer’s creditors, any payments that would otherwise be paid to holders of senior indebtedness and that are made to holders of the capital securities because of this subrogation will be deemed a payment by the issuer on account of senior indebtedness and not on account of the capital securities.

Moreover, the junior subordinated indenture provides that a holder of capital securities, by such holder’s acceptance of the capital securities, agrees that in certain events of the issuer’s bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, such holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest (including compounded interest thereon) relates to the first two years of the portion of the deferral period for which interest has not so been paid. We refer to the unpaid interest for which the holder has no claim pursuant to the limitations described in this paragraph as “foregone interest.”

The junior subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by the issuer. The issuer expects from time to time to incur additional indebtedness constituting senior indebtedness.

In addition to the contractual subordination provisions described above, the rights of the holders of the capital securities will be structurally subordinated to all existing and future obligations of the issuer’s subsidiaries. The issuer is a holding company. As a result, it relies primarily on dividends or other payments from its direct and indirect operating subsidiaries, which generally are regulated insurance companies, to pay principal and interest on its outstanding debt obligations, and to make dividend distributions on its capital stock. Regulatory rules, and certain covenants contained in various debt agreements, may restrict the issuer’s ability to withdraw capital from its subsidiaries by dividends, loans or other payments. The issuer can also utilize investment securities maintained in its portfolio for these payments. The principal source of funds for the issuer’s operating subsidiaries is from current operations.

Due to the subordination provisions described above, in the event of the issuer’s insolvency, funds which it would otherwise use to pay the holders of the capital securities will be used to pay the holders of indebtedness and guarantees ranking senior in right of payment to the capital securities, to the extent necessary to pay such senior indebtedness in full. As a result of these payments, the issuer’s general creditors may recover less, ratably, than the holders of its senior indebtedness and these general creditors may recover more, ratably, than the holders of the capital securities.

The issuer’s indebtedness as of September 30, 2006, was approximately $200 million, all of which would be senior in right of payment to the capital securities. As of September 30, 2006, the issuer’s subsidiaries had approximately $413.9 million of outstanding liabilities that effectively rank senior to the capital securities.

The capital securities will be structurally subordinated in right of payment to all of the issuer’s subsidiaries’ current and future obligations. The issuer only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior in right of payment to claims that creditors and insurance contract holders of the issuer’s subsidiaries have against those subsidiaries. Holders of the capital securities will only be creditors of the issuer, and such holders will not be creditors of the issuer’s subsidiaries, where most of the issuer’s consolidated assets are located. All of the issuer’s subsidiaries’ current and future liabilities, including any claims of trade creditors, claims under insurance contracts, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior in right of payment to the capital securities.

Guarantees

The guarantor’s obligations under the guarantees are subordinate and junior in right of payment to all of its senior indebtedness (including the guarantor’s outstanding senior notes), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated guarantees. In addition, the guarantor’s obligations under the guarantees shall rank equal in right of payment to indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business. This means that the guarantor cannot make any payments on the subordinated guarantees if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period, if the holders of the senior indebtedness have the right to accelerate the maturity of the senior indebtedness and request that the guarantor cease payments on the subordinated guarantees or if the terms of the guarantor’s senior indebtedness otherwise restrict it from making payments to junior creditors.

The guarantor had no outstanding indebtedness as of September 30, 2006. The guarantor has guaranteed the issuer’s $200 million of 7.00% Senior Notes due 2034. As of September 30, 2006, the guarantor’s subsidiaries had approximately $1,088.0 million of outstanding liabilities that effectively rank senior to the guarantees.

In the event of the guarantor’s insolvency, funds which the guarantor would otherwise use to pay the holders of the capital securities will be used to pay the holders of indebtedness and guarantees ranking senior in right of payment to the guarantees, to the extent necessary to pay such senior indebtedness in full. As a result of those payments, the guarantor’s general creditors may recover less, ratably, than the holders of the guarantor’s senior indebtedness and these general creditors may recover more, ratably, than the holders of the capital securities. In addition, the holders of the guarantor’s indebtedness and guarantees ranking senior in right of payment to the guarantees, may, under certain circumstances, restrict or prohibit the guarantor from making payments on the subordinated guarantees.

There are no terms in the junior subordinated indenture, the capital securities or the subordinated guarantees that limit the guarantor’s ability to incur additional indebtedness, and the guarantor expects from time to time to incur additional indebtedness ranking senior in right of payment to the capital securities and the guarantees thereof.

Because the guarantor is a holding company, the guarantor’s rights and the rights of its creditors, including the holders of capital securities who would be a creditor of the guarantor by virtue of the subordinated guarantees, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors and policyholders, except to the extent that the guarantor may be a creditor of the subsidiary. The right of the guarantor’s creditors, including the holders of capital securities, to participate in the distribution of the stock owned by the guarantor in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Redemption

The issuer may redeem the capital securities:

•       in whole or in part, at its option, on and after December 15, 2016, at a cash redemption price equal to the par redemption amount; provided that if the capital securities are not redeemed in whole, at least $50 million aggregate principal amount of the capital securities (excluding any capital securities held by the issuer or any of its affiliates) remains outstanding after giving effect to such redemption; or

•       in whole, at its option, including, but not limited to, upon the occurrence of a “tax event” or a “rating agency event,” each as defined in this prospectus supplement, prior to December 15, 2016, at a cash redemption price of the greater of (i) the par redemption amount and (ii) the applicable make-whole redemption amount.

As used in this section:

“Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a term comparable to the period from the redemption date to December 15, 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.

“Comparable treasury price” means, with respect to a redemption date (1) the average of four reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors, available through the Board of Governors of the Federal Reserve System’s website at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Make-whole rate” means the treasury rate plus, (x) in the case of a tax event or a rating agency event, 50 basis points, and (y) in the case of a redemption for any other reason, 30 basis points.

“Make-whole redemption amount” means the sum of the present value of (i) the aggregate principal amount outstanding of the capital securities discounted from the interest payment date falling on December 15, 2016 to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable make-whole rate, and (ii) the present values of scheduled semi-annual interest payments from the date fixed for redemption through and including the interest payment date on December 15, 2016, each discounted from such interest payment date to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable make-whole rate, plus any accrued and unpaid interest, together with any compounded interest to the date of redemption, as calculated by the calculation agent.

“Par redemption amount” means a cash redemption price of 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such capital securities to the date of redemption.

“Quotation agent” means one of the reference treasury dealers appointed by the issuer.

“Rating agency event” means the determination by the issuer or the guarantor of a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for the issuer or the guarantor (a “rating agency”) in the equity credit criteria for securities such as the capital securities resulting in a lower equity credit to the issuer or the guarantor than the equity credit assigned by such rating agency to the capital securities on their issue date.

“Reference treasury dealer” means (1) Banc of America Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (2) any additional primary U.S. government securities dealers in New York City (each, a “primary treasury dealer”) selected by the issuer and their successors, provided, however, that if any of them ceases to be a primary treasury dealer the issuer will substitute another primary treasury dealer.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Tax event” means, with respect to the capital securities, the receipt by the issuer or the guarantor of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of the issuer or the guarantor or any of their subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the capital securities, which amendment or change is effective or which pronouncement or decision is announced or which challenge occurs on or after the date of issuance of the capital securities, there is more than an insubstantial increase in the risk that interest accruing or payable by the issuer on the capital securities is not or, at any time subsequent to the issuer’s or the guarantor’s receipt of such opinion, will not be, wholly deductible by the issuer for U.S. federal income tax purposes.

With respect to any redemption of capital securities as a result of a tax event, the date fixed for such redemption will be within 180 days following the occurrence of the tax event; provided, however, that if at that time the issuer or the guarantor is able to eliminate, within the 180-day period, the tax event by taking some ministerial action (such as making an election or filing a form) that has no adverse effect on the issuer or the guarantor or the holders of the capital securities, the issuer and the guarantor will pursue such action in lieu of redemption. The issuer will have no right or obligation to redeem the capital securities while it is pursuing such measure.

“Treasury rate” means the yield, under the heading that represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the end of the relevant interest payment period, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, “treasury rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

The issuer will mail, or cause the junior subordinated indenture trustee to mail, notice of every redemption of capital securities by first class mail, postage prepaid, addressed to the holders of record of the capital securities to be redeemed at their respective last addresses appearing on the issuer’s books. Such mailing will be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of capital securities designated for redemption will not affect the redemption of any other capital securities. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) that the capital securities are being redeemed pursuant to the junior subordinated indenture or the terms of the capital securities together with the facts permitting such redemption; (iv) if less than all outstanding capital securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular capital securities to be redeemed; (v) the place or places where the capital securities are to be redeemed; and (vi) that interest on the capital securities to be redeemed will cease to accrue on the redemption date.

Any capital securities to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such capital securities will cease to bear interest. Upon surrender of any such capital securities for redemption in accordance with said notice, such capital securities will be paid by the issuer at the redemption price, subject to certain conditions. If any capital securities called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the capital securities. Any capital securities redeemed only in part will be surrendered in accordance with the provisions of the junior subordinated indenture. In exchange for the unredeemed portion of such surrendered capital securities, new capital securities in an aggregate principal amount equal to the unredeemed portion will be issued.

Junior Subordinated Indenture Events of Default

An event of default with respect to the capital securities that gives a right to declare an acceleration of payment in capital securities means:

•       default for 30 calendar days in the payment of any interest on the capital securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if the issuer has properly deferred the interest in connection with an optional deferral period or when the alternative coupon satisfaction mechanism applies;

•       any non-payment of interest, whether due to an optional deferral or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full, such non-payment continues for 30 days and the guarantor fails to make guarantee payments with respect thereto;

•       default in the payment of the principal of, and premium, if any, on the capital securities when due; or

•       certain events of bankruptcy, insolvency or receivership, whether voluntary or not.

Junior subordinated indenture events of default with respect to the capital securities that gives a right to declare an acceleration of payment in capital securities, which replace the events of default described in “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Events of Default” in the accompanying prospectus, do not include failure to comply with or breach of other covenants in the junior subordinated indenture with respect to the capital securities (an “other covenant default”), including the covenant to sell qualifying warrants and non-cumulative perpetual preferred stock through the alternative coupon satisfaction mechanism to meet certain interest payment obligations. Accordingly, an other covenant default will not result in the acceleration of payment of the capital securities. Although an other covenant default will not constitute an event of default for purposes of declaring an acceleration of payment of the capital securities, it will otherwise constitute a default under the junior subordinated indenture and could give rise to a claim against the issuer relating to the specific breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any). An other covenant default will only give rise to possible remedies if it continues for 60 days after delivery of specified notice.

Holders of the capital securities may not themselves institute a proceeding against the issuer on account of an other covenant default unless, among other things, the junior subordinated indenture trustee fails to institute such a proceeding, subject to the terms of the junior subordinated indenture. However, the holders of a majority in principal amount of the capital securities may direct the junior subordinated indenture trustee to bring such a proceeding if an other covenant default continues for a period of 60 days after delivery of specified notice to the issuer from the junior subordinated indenture trustee or to the issuer and the junior subordinated indenture trustee from the holders of a majority in principal amount of the capital securities, subject to the terms of the junior subordinated indenture. Except with respect to covenants relating to the issuer’s and the guarantor’s obligation to file periodic or other reports and an annual statement with respect to junior subordinated indenture defaults, the junior subordinated indenture will not require the junior subordinated indenture trustee to take any action in case of an other covenant default (other than to give notice of such default to the holders of the capital securities under certain circumstances, as described below) unless so directed by the holders of the capital securities. In the case of an other covenant default resulting from the issuer’s or the guarantor’s failure or breach in regards to the issuer’s and guarantor’s obligation under the junior subordinated indenture, such other covenant default, after its continuance for 60 days after delivery of such specified notice, will be treated under the junior subordinated indenture as if it were an event of default with respect to the capital securities, and the junior subordinated indenture trustee will have all of the rights, duties and obligations, and the holders of the capital securities will have all of the rights, in respect of such other covenant default as if such other covenant default were such an event of default, except that there will be no right to accelerate the payment of the capital securities.

The junior subordinated indenture provides, as to both events of default and other covenant defaults, that holders of the capital securities only have the right to institute a direct action against the issuer or the guarantor upon compliance with certain conditions specified in the junior subordinated indenture. These conditions include, among other things, prior notice by the requisite percentage of holders of the capital securities, offer of indemnification to the junior subordinated indenture trustee, and failure of the junior subordinated indenture trustee to act for 60 days.

Within 90 days after a default, the junior subordinated indenture trustee must give to the holders of the capital securities notice of all uncured and unwaived defaults by the issuer or the guarantor known to it. However, except in the case of default in payment, the junior subordinated indenture trustee may withhold such notice if it determines that such withholding is in the interest of such holders.

If an event of default occurs in respect of any outstanding capital securities, the junior subordinated indenture trustee or the holders of at least 25% in principal amount of the outstanding capital securities may declare the principal amount, premium, if any and all unpaid and accrued interest (other than foregone interest in case of certain events of bankruptcy, insolvency or receivership, whether voluntary or not) to be due and payable immediately by written notice thereof to the issuer and the guarantor, and to the junior subordinated indenture trustee if given by the holders of the capital securities, subject to the terms of the junior subordinated indenture. However, the payment of principal, premium, if any, and interest on the capital securities and the subordinated guarantees will remain subordinated in right of payment to the extent provided in the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the capital securities may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on the capital securities have been cured or waived as provided in the junior subordinated indenture. See “—Modification, Waiver, Meetings and Voting—Waiver of Default” in this prospectus supplement.

Satisfaction, Discharge and Defeasance

The defeasance, satisfaction and discharge provisions of the junior subordinated indenture will apply to the capital securities. You should refer to the description of these provisions under “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Defeasance of Certain Covenants

The junior subordinated indenture provides that the issuer may elect to defease certain covenants with respect to any debt securities, including the capital securities offered by this prospectus supplement from the date hereof. Such defeasance will take effect when the issuer deposits, in trust for the benefit of the holders of such capital securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay and discharge the entire amount of principal and interest on such capital securities in accordance with their terms. Such defeasance may occur only if, among other things, the issuer has delivered to the junior subordinated indenture trustee an opinion of counsel stating that holders of the capital securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the issuer exercises this option with respect to any capital securities and such capital securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such capital securities at their maturity but may not be sufficient to pay amounts due on the capital securities upon any acceleration resulting from such event of default. In such case, the issuer and the guarantor will remain liable for such payments.

Modification, Waiver, Meetings and Voting

Modification of Junior Subordinated Indenture

The modification provisions of the junior subordinated indenture will apply to the capital securities. You should refer to the description of these provisions under “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Modification and Waiver” in the accompanying prospectus.

Waiver of Default

The holders of not less than a majority in aggregate principal amount of the capital securities then outstanding may, on behalf of the holders of all capital securities, waive any past default under the junior subordinated indenture except a default in the payment of principal, premium, if any, or any interest on the capital securities and a default in respect of a covenant or provision of the junior subordinated indenture which cannot be modified or amended without the consent of each holder of the capital securities then outstanding.

Governing Law

The junior subordinated indenture and the capital securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Upon issuance, the capital securities will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the capital securities. Unless and until it is exchanged in whole or in part for capital securities in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the capital securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the capital securities held by DTC through Clearstream, Luxembourg or Euroclear Bank S.A./N.V., as operator of the Euroclear System, the (“Euroclear operator”), if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a capital security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented by such capital security for all purposes under the junior subordinated indenture. Except as provided below, the actual owners of the capital securities represented by a capital security (the “beneficial owner”) will not be entitled to have the capital securities represented by such capital security registered in their names, will not receive or be entitled to receive physical delivery of the capital securities in definitive form and will not be considered the owners or holders thereof under the junior subordinated indenture.

Accordingly, each person owning a beneficial interest in a capital security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture. We understand that under existing industry practices, in the event that the issuer requests any action of holders of the capital securities or that an owner of a beneficial interest that a holder is entitled to give or take under the junior subordinated indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the capital securities. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the capital securities in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the NASD. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the capital securities under DTC’s system must be made by or through direct participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the capital securities, except in the limited circumstances that may be provided in the junior subordinated indenture.

To facilitate subsequent transfers, all capital securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the capital securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the capital securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the capital securities. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the capital securities will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of the issuer or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the issuer or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. The issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream, Luxembourg participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Distributions with respect to the capital securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for the capital securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to the capital securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If and to the extent this prospectus supplement with respect to any of the capital securities indicates that investors may elect to hold interests in the capital securities through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the capital securities.

Cross-market transfers between persons holding capital securities directly or indirectly through DTC, on the one hand, and holding capital securities directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Clearstream, Luxembourg or Euroclear, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instruction to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Clearstream, Luxembourg or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver to its U.S. depositary instructions to take action to effect final settlement on its behalf by delivering or receiving the capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the capital securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the capital securities settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the capital securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear case account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the capital securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

About the Trustee

The Bank of New York is the junior subordinated indenture trustee and will be the principal paying agent and registrar for the capital securities.

The trustee may resign or be removed with respect to one or more series of debt securities under the junior subordinated indenture, and a successor trustee may be appointed to act with respect to such series.

Miscellaneous

The issuer will have the right at all times to assign any of its respective rights or obligations under the junior subordinated indenture to a direct or indirect wholly-owned subsidiary of the issuer; provided that, in the event of any such assignment, the issuer will remain liable for all of its respective obligations. Subject to the foregoing, the junior subordinated indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The junior subordinated indenture provides that it may not otherwise be assigned by the parties thereto.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel to us, the following summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities is accurate in all material respects.

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the capital securities. Except where noted, this discussion only applies to capital securities that are held as capital assets by holders who purchase the capital securities upon their original issuance at their initial offering price. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers and certain traders in securities, persons holding the capital securities as part of a hedge, straddle or other integrated transaction or persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a capital security that is for U.S. federal income tax purposes:

•       an individual citizen or resident of the United States;

•       a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•       an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•       a trust with respect to which (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means a beneficial owner of a capital security that is not a U.S. Holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds capital securities, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes), you should consult your own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of capital securities.

Persons considering the purchase of capital securities should consult their own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of capital securities in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Capital Securities

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the capital securities, and no rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”). In connection with the issuance of the capital securities, Mayer, Brown, Rowe & Maw LLP, our special tax counsel, will provide us with its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the junior subordinated indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the capital securities will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to challenge successfully the classification of the capital securities as indebtedness, interest payments on the capital securities would be treated for such purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding of U.S. federal income tax, except to the extent provided by an applicable income tax treaty.

We agree, and by acquiring a capital security each holder of a capital security will agree, to treat the capital securities as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes the capital securities will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Interest Income and Original Issue Discount

Under applicable Treasury regulations, the possibility that interest on the capital securities might be deferred could result in the capital securities being treated as issued with original issue discount (“OID”), notwithstanding that the capital securities are issued at par, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral on the capital securities is remote within the meaning of the Treasury regulations and therefore that the possibility of such deferral will not result in the capital securities being treated as issued with OID. Based on the foregoing, we believe that, although the matter is not free from doubt, the capital securities will not be considered to be issued with OID. Accordingly, interest paid on the capital securities will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

However, there can be no assurance that the IRS or a court will agree with this position. If the possibility of interest deferral were determined not to be remote, the capital securities would be treated as issued with OID at the time of issuance and all stated interest would be treated as OID. In such case, a U.S. Holder would be required to include stated interest in income as it accrues, regardless of its method of accounting, using a constant yield method, and actual cash payments of interest on the capital securities would not be reported as taxable income.

Further, during any deferral period, the capital securities will be treated as issued with OID at the time of such deferral and all stated interest due after such deferral will be treated as OID. Consequently, a U.S. Holder of capital securities would be required to include OID in its gross income in the manner described above even though we would not make any actual cash payments during a deferral period.

Sale, Exchange, Redemption or Retirement of the Capital Securities

Upon the sale, exchange, redemption or retirement of a capital security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the U.S. Holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or retirement and such U.S. Holder’s adjusted tax basis in the capital security. Assuming that we do not exercise our option to defer payment of interest on the capital securities and that the capital securities are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the capital securities are deemed to be issued with OID, a U.S. Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that U.S. Holder’s gross income to the date of disposition and decreased by payments received on the capital securities since and including the date that the capital securities were deemed to be issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. A U.S. Holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to deduct capital losses is limited.

Information Reporting and Backup Withholding

Information reporting requirements generally apply in connection with payments on the capital securities to, and the proceeds from a sale or other disposition of the capital securities by, non-corporate U.S. Holders. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Although not free from doubt, no withholding of U.S. federal income tax will apply to a payment on a capital security to a Non-U.S. Holder under the “Portfolio Interest Exemption,” provided that:

•       such payment is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain income tax treaties apply, such payment is not attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States);

•       the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•       the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•       the Non-U.S. Holder provides the withholding agent, in accordance with specified procedures, with a statement to the effect that such holder is not a U.S. person (generally through the provision of a properly executed IRS Form W-8BEN).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the capital securities (including payments in respect of OID, if any, on the capital securities) made to such Non-U.S. Holder will be subject to a 30 percent U.S. federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding tax under an applicable income tax treaty; or (ii) stating that the payment on the capital securities is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the capital securities is effectively connected with the conduct of that trade or business (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the U.S. Holder within the

United States), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain income tax treaties apply, lower rates as provided) branch profits tax.

Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of a capital security generally will not be subject to U.S. federal income tax unless:

•       such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

•       the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, information reporting and backup withholding will not apply to a payment of interest on a capital security to a Non-U.S. Holder, or to proceeds from the disposition of a capital security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated December 13, 2006, the underwriters named below, for whom Banc of America Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and the issuer has agreed to sell to them, severally, the respective principal amount of the capital securities set forth opposite their names below:

Underwriter	Principal amount of capital securities
Banc of America Securities LLC	$ 75,000,000
Deutsche Bank Securities Inc.	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,500,000
Citigroup Global Markets Inc.	10,000,000
J.P. Morgan Securities Inc.	10,000,000
Wachovia Capital Markets, LLC	10,000,000
Total	$150,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the capital securities if any capital securities are taken.

The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a selling concession not in excess of 0.60% per capital security. Any underwriter may allow, and dealers may reallow, a selling concession not in excess of 0.25% per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be varied by the representatives.

The issuer and the guarantor have agreed that without the prior consent of the representatives, they will not offer, sell, contract to sell or otherwise dispose of any of debt securities or warrants to purchase or otherwise acquire debt securities, in each case issued or guaranteed by the guarantor or any of its subsidiaries, including the issuer, substantially similar to the capital securities for a period from the date of this prospectus supplement through the closing date, with the exception of commercial paper issued in the ordinary course of business.

The issuer estimates that it will spend approximately $300,000 for printing, rating agency, trustees and legal fees and other expenses allocable to the offering.

The guarantor and the issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

The capital securities are a new issue of securities with no established trading market. The capital securities will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the capital securities after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the capital securities or that an active public market for the capital securities will develop. If an active public market for the capital securities does not develop, the market price and liquidity of the capital securities may be adversely affected.

In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the capital securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•       A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•       A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•       A penalty bid means an arrangement that permits the underwriters to reclaim a selling concession from a syndicate member in connection with the offering when capital securities originally sold by the syndicate member are purchased in syndicate covering transactions.

It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the capital securities on the date of pricing will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of capital securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of capital securities to the public in that Relevant Member State at any time:

(a)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)         to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe to the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the capital securities in circumstances in which

Section 21(1) of the FSMA would not, if the issuer was not an authorized person, apply to the issuer; and

(b)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and will continue to receive customary fees and commissions.

VALIDITY OF THE CAPITAL SECURITIES

The validity of the capital securities offered in this offering will be passed upon for the issuer and the guarantor by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Certain legal matters under Bermuda law will be passed upon for the guarantor by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

The financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2005 and the financial statement schedules listed in Item 15(a)(2) on Form 10-K for the year ended December 31, 2005 incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference herein is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the following previously filed documents (except to the extent such documents or any portion thereof are “furnished” and not “filed”):

(1)         Our Current Reports on Form 8-K filed on February 3, February 8, April 12, May 9, August 22, October 10, November 9, and December 13, 2006;

(2)         Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006, March 31, 2006, and September 30, 2006; and

(3)         Our Annual Report on Form 10-K for the year ended December 31, 2005.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Investor Relations, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, Telephone: (441) 299-9375.

PROSPECTUS

$500,000,000

Assured Guaranty Ltd.

Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units

Assured Guaranty US Holdings Inc.

Debt Securities
Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

Assured Guaranty Capital Trust I
Assured Guaranty Capital Trust II
Preferred Securities
Guaranteed to the Extent Provided in this Prospectus by

Assured Guaranty Ltd.

Assured Guaranty, Assured Guaranty US Holdings or the applicable Assured Guaranty Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Assured Guaranty’s common shares are traded on the New York Stock Exchange under the symbol “AGO.”

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 30, 2005.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of the registrants has authorized anyone else to provide you with different information. The securities offered by this prospectus are being offering only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes and for the issue and transfer of options, warrants, depositary receipts, rights, loan notes and other securities, subject to the condition that our shares are listed on an appointed stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts filed with the Securities and Exchange Commission utilizing a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts, stock purchase units, preferred securities and trust preferred securities guarantees described in this prospectus. Under this shelf process, any or all of Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts may sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price by all of Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts of $500,000,000. This prospectus provides you with a general description of the securities Assured Guaranty, Assured Guaranty US Holdings or an Assured Guaranty Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts and the offered securities, please refer to the registration statement. Each time Assured Guaranty, Assured Guaranty US Holdings or an Assured Guaranty Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance and reinsurance industries in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “continue,” “further,” “seek,” and similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

•       downgrades of the financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past;

•       our inability to execute our business strategy;

•       reduction in the amount of reinsurance ceded by one or more of our principal ceding companies;

•       contract cancellations;

•       developments in the world’s financial and capital markets that adversely affect our loss experience, the demand for our products or our investment returns;

•       more severe or frequent losses associated with our insurance or reinsurance products;

•       changes in regulation or tax laws applicable to us, our subsidiaries or customers;

•       dependence on customers;

•       decreased demand for our insurance or reinsurance products or increased competition in our markets;

•       loss of key personnel;

•       technological developments;

•       the effects of mergers, acquisitions and divestitures;

•       changes in accounting policies or practices;

•       changes in general economic conditions, including interest rates and other factors;

•       other risks and uncertainties that have not been identified at this time; and

•       management’s response to these factors.

The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in our periodic reports filed with the SEC. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus or in the documents incorporated by reference reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.

ASSURED GUARANTY LTD.

Assured Guaranty Ltd. (together with its subsidiaries, hereafter “Assured Guaranty,” “we,” “us,” “our” or the “Company”) is a Bermuda-based holding company providing, through our operating subsidiaries, credit enhancement products to the public finance, structured finance and mortgage markets. Credit enhancement products are financial guarantees or other types of support, including credit derivatives, which improve the credit of underlying debt obligations. We apply our credit expertise, risk management skills and capital markets experience to develop insurance, reinsurance and derivative products that meet the credit enhancement needs of our customers. Under a reinsurance agreement, the reinsurer, in consideration of a premium paid to it, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more insurance policies that the ceding company has issued. A derivative is a financial instrument whose characteristics and value depend upon the characteristics and value of an underlying security or commodity. We market our products directly and through financial institutions, serving the U.S. and international markets.

Our principal operating subsidiaries are Assured Guaranty Corp. (“AGC”) and Assured Guaranty Re Ltd. (“AG Re”). AGC, a Maryland-domiciled insurance company, was organized in 1985 and commenced operations in January 1988. AGC provides insurance and reinsurance of investment grade financial guaranty exposures, including municipal and non-municipal reinsurance, and credit default swap transactions.

AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3 Insurer and a Long-Term Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re writes business as a direct reinsurer of third-party primary insurers and as a reinsurer/retrocessionaire of certain affiliated companies and also provides portfolio credit default swaps, where the counterparty is usually an investment bank.

Assured Guaranty Ltd. was incorporated in Bermuda in August 2003 for the purpose of becoming a holding company for ACE Limited’s (“ACE”) subsidiaries conducting ACE’s financial and mortgage guaranty businesses. On April 28, 2004, subsidiaries of ACE completed an initial public offering (“IPO”) of 49,000,000 of their 75,000,000 common shares of Assured Guaranty Ltd. As of May 31, 2005, ACE owned 26,000,000 of our common shares representing approximately 34.2% of our outstanding common shares.

ASSURED GUARANTY US HOLDINGS INC.

Assured Guaranty US Holdings Inc. was formed as a holding company to hold the shares of AGC and AG Financial Products Inc. It is a wholly owned subsidiary of Assured Guaranty and was formed under the laws of the State of Delaware in February 2004. Its principal executive offices are at 1325 Avenue of the Americas, New York, New York, and its telephone number is (212) 974-0100.

THE ASSURED GUARANTY TRUSTS

Assured Guaranty Capital Trust I is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Assured Guaranty US Holdings, as original sponsor of the Assured Guaranty Trust, and the Assured Guaranty trustees for the Assured Guaranty Capital Trust I and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 25, 2005. Assured Guaranty Capital Trust II is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Assured Guaranty US Holdings, as sponsor of the Assured Guaranty Capital Trust II, and the Assured Guaranty trustees for the Assured Guaranty Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 25, 2005. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each Assured Guaranty Trust exists for the exclusive purposes of:

•       issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Assured Guaranty Trust,

•       using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of Assured Guaranty US Holdings subordinated debt securities, and

•       engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the Assured Guaranty US Holdings subordinated debt securities.

Assured Guaranty US Holdings will directly or indirectly own all of the common securities of each Assured Guaranty Trust. The common securities of an Assured Guaranty Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that Assured Guaranty Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the Assured Guaranty US Holdings subordinated debt securities held by the Assured Guaranty Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, Assured Guaranty US Holdings will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Assured Guaranty Trust. Each of the Assured Guaranty Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

The following is true for each Assured Guaranty Trust unless otherwise disclosed in the related prospectus supplement:

•       each Assured Guaranty Trust has a term of approximately 55 years but may dissolve earlier;

•       each Assured Guaranty Trust’s business and affairs will be conducted by the trustees, referred to collectively as the Assured Guaranty trustees, appointed by Assured Guaranty US Holdings, as the holder of all of the common securities;

•       Assured Guaranty US Holdings, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Assured Guaranty trustees;

•       the duties and obligations of the Assured Guaranty trustees will be governed by the restated trust agreement of the Assured Guaranty Trust;

•       two of the Assured Guaranty trustees, referred to as the administrative trustees, of each Assured Guaranty Trust will be persons who are employees or officers of or affiliated with Assured Guaranty US Holdings;

•       one Assured Guaranty trustee of each Assured Guaranty Trust will be a financial institution that is not affiliated with Assured Guaranty and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

•       one Assured Guaranty trustee of each Assured Guaranty Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee;

•       Assured Guaranty US Holdings will pay all fees and expenses related to each Assured Guaranty Trust and the offering of the preferred securities and common securities.

The office of the Delaware trustee for each Assured Guaranty Trust in the State of Delaware is located at c/o The Bank of New York (Delaware), 502 White Clay Center, Route 273, P.O. Box 6973, Newark, DE 19711, Attn: Corporate Trust Administration. The principal executive offices for each of the Assured Guaranty Trusts are located at c/o Assured Guaranty US Holdings Inc., 1325 Avenue of the Americas, New York, New York 10019. The telephone number of each of the Assured Guaranty Trusts is (212) 974-0100.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, Assured Guaranty and Assured Guaranty US Holdings intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each Assured Guaranty Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Assured Guaranty US Holdings. Assured Guaranty US Holdings will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED SHARE DIVIDENDS OF ASSURED GUARANTY

For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

	Three Months Ended		Fiscal Year Ended
	March 31,		December 31,
	2005		2004		2003		2002		2001		2000
Ratio of Earnings to Fixed Charges	17.01	x	20.85	x	36.49	x	8.18	x	9.90	x	10.89	x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	17.01	x	20.85	x	36.49	x	8.18	x	9.90	x	10.89	x

The Assured Guaranty Trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Assured Guaranty may, from time to time, offer under this prospectus, separately or together:

•       common shares,

•       preferred shares, which may be represented by depositary shares as described below,

•       unsecured senior or subordinated debt securities,

•       warrants to purchase common shares,

•       warrants to purchase preferred shares,

•       warrants to purchase debt securities of Assured Guaranty,

•       stock purchase contracts to purchase common shares, and

•       stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder’s obligation to purchase common shares under the stock purchase contract, any of: debt securities of Assured Guaranty; debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty; debt obligations of third parties, including U.S. Treasury securities; or preferred securities of an Assured Guaranty Trust.

Assured Guaranty US Holdings may, from time to time, offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Assured Guaranty.

Each of Assured Guaranty Capital Trust I and Assured Guaranty Capital Trust II may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by Assured Guaranty.

The aggregate initial offering price of the securities offered by Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts will not exceed $500,000,000.

DESCRIPTION OF ASSURED GUARANTY SHARE CAPITAL

The following summary of our share capital is qualified in its entirety by the provisions of Bermuda law, our memorandum of association and Bye-Laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. In this section, the “Company,” “we,” “us” and “our” refer to Assured Guaranty Ltd. and not to any of its subsidiaries.

General

We have an authorized share capital of $5,000,000 divided into 500,000,000 shares, par value U.S. $0.01 per share, of which 74,980,919 common shares were issued and outstanding as of May 1, 2005. An additional 7,600,000 shares are reserved for issuance under our various employee benefit plans. Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally, in proportion to the number of common shares held by such holder, in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Under certain circumstances, we have the right to purchase all or a portion of the shares held by a shareholder. See “—Acquisition of Common Shares by Us” below. All of the common and preferred shares being sold in this offering are fully paid and non-assessable. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Voting Rights and Adjustments

In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote with respect to their fully paid shares at all meetings of shareholders. However, if, and so long as, the common shares (and other of our shares) of a shareholder are treated as “controlled shares” (as determined pursuant to section 958 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code) of any “United States person” as defined in the Code (a “U.S. Person”) and such controlled shares constitute 9.5% or more of the votes conferred by our issued and outstanding shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in our Bye-laws. The formula is applied repeatedly until there is no U.S. Person whose controlled shares constitute 9.5% or more of the voting power of all issued and outstanding shares and who generally would be required to recognize income with respect to us under the Code if we were a controlled foreign corporation as defined in the Code and if the ownership threshold under the Code were 9.5% (as defined in our Bye-Laws as a “9.5% U.S. Shareholder”). In addition, our board of directors may determine that shares held carry different voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any direct or indirect holder of shares or its affiliates. “Controlled shares” includes, among other things, all shares of Assured Guaranty that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The foregoing provision does not apply to ACE because it is not a U.S. Shareholder. Further, these provisions do not apply in the event one shareholder owns greater than 75% of the voting power of all issued and outstanding shares.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our Bye-laws provide that we will use our best efforts to notify shareholders of their voting interests prior to any vote to be taken by them.

Our board of directors is authorized to require any shareholder to provide information for purposes of determining whether any holder’s voting rights are to be adjusted, which may be information on beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts our board of directors may deem relevant. If any holder fails to respond to this request or submits incomplete or inaccurate information, our board of directors may eliminate the shareholder’s voting rights. All information provided by the shareholder will be treated by us as confidential information and shall be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists and applying the adjustments to voting power (except as otherwise required by applicable law or regulation).

Restrictions on Transfer of Common Shares

Each transfer must comply with current Bermuda Monetary Authority permission or have specific permission from the Bermuda Monetary Authority. Our board of directors may decline to register a transfer of any common shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as our board of directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the Companies Act.

The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of Assured Guaranty.

Acquisition of Common Shares by Us

Under our Bye-Laws and subject to Bermuda law, if our board of directors determines that any ownership of our shares may result in adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its affiliates (other than such as our board of directors considers de minimis), we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares necessary to avoid or cure any such adverse consequences at a price determined in the discretion of the board of directors to represent the shares’ fair market value (as defined in our Bye-Laws).

Issuance of Shares

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Bye-Laws

In addition to the provisions of the Bye-Laws described above under “—Voting Rights and Adjustments,” the following provisions are a summary of some of the other important provisions of our Bye-Laws.

Our Board of Directors and Corporate Action.   Our Bye-Laws provide that our board of directors shall consist of not less than three and not more than 21 directors, the exact number as determined by the board of directors. Our board of directors consists of seven persons, and is divided into three classes. Each director generally will serve a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause (as defined in our Bye-Laws) at a general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before the meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs in those events set out in our Bye-Laws as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

Generally under our Bye-Laws, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be at least one-half of directors then in office present in person or represented by a duly authorized representative, provided that at least two directors are present in person.

Shareholder Action.   At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.

The Bye-Laws contain advance notice requirements for shareholder proposals and nominations for directors, including when proposals and nominations must be received and the information to be included.

Amendment.   The Bye-Laws may be amended only by a resolution adopted by the board of directors and by resolution of the shareholders.

Voting of Non-U.S. Subsidiary Shares.   If we are required or entitled to vote at a general meeting of any of AG Re, Assured Guaranty Finance Overseas or any other directly held non-U.S. subsidiary of ours, our board of directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the non-U.S. subsidiary. Our board of directors in its discretion shall require substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of any direct or indirect non-U.S. subsidiaries other than Assured Guaranty (UK) Ltd. and Assured Guaranty Re Overseas Ltd. (“AGRO”).

Anti-Takeover Provisions in our Bye-laws

Our Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future.

For example, our Bye-Laws contain the following provisions that could have such an effect:

•       election of our directors is staggered, meaning that the members of only one of three classes of our directors are selected each year;

•       shareholders have limited ability to remove directors;

•       if the controlled shares of any U.S. Person constitute 9.5% or more of the votes conferred by the issued shares of Assured Guaranty, the voting rights with respect to the controlled shares of such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%;

•       our board of directors may decline to approve or register the transfer of any common shares on our share register if it appears to the board of directors, after taking into account the limitations on voting rights contained in our Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any shareholder, would result from such transfer (other than such as our board of directors considers to be de minimis); and

•       subject to any applicable requirements of or commitments to the New York Stock Exchange, our directors may decline to record the transfer of any common shares on our share register unless the board of directors obtains: (i) a written opinion from counsel supporting the legality of the transaction under U.S. securities laws and (ii) approval from appropriate governmental authority if such approval is required.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us (including modifications adopted pursuant to our Bye-Laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors.   Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•       a duty to act in good faith in the best interests of the company;

•       a duty not to make a personal profit from opportunities that arise from the office of director;

•       a duty to avoid conflicts of interest; and

•       a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•       to act honestly and in good faith, with a view to the best interests of the company; and

•       to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our Bye-Laws, however, provide that we and each of our shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of us (and others identified in the Bye-Laws) for any act or failure to act in the performance of such director’s or officer’s duties, provided that this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

Under the “business judgment rule,” courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. However, when the board of directors takes defensive actions in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors’ conduct to enhanced scrutiny.

Interested Directors.   Under Bermuda law and our Bye-Laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-Laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such a transaction would not be voidable if (i) the material facts with respect to such interested director’s relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends.   Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements.   The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of our board and, except in the case of amalgamations with and between wholly owned subsidiaries being Bermuda companies, at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers.   Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders.   As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we had opted out of the relevant Delaware statute, as provided for in that statute.

Shareholders’ Suits.   The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.   Under Bermuda law we may, and under our Bye-Laws we will, indemnify our directors, officers, any other person appointed to a committee of the board of directors and certain other persons identified in the Bye-Laws (and their respective heirs, executors or administrators) against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in the execution of his/her duties or supposed duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. Under our Bye-Laws, we and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers or directors or others identified in our Bye-Laws.

Inspection of Corporate Records.   Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but, after our shares are listed on the New York Stock Exchange and giving the required notice to the Bermuda Registrar of Companies, we may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers (containing that information required under Bermuda law) which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals.   Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Our Bye-Laws also include advance-notice provisions regarding shareholder proposals and nominations. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders’ Meetings.   Under our Bye-Laws, a special general meeting may be called by our President or by our Chairman or any director and the secretary of the Company or our board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of the Company as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent.   Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% of shareholder’s consent required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association.   Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

Amendment of Bye-Laws.   Consistent with the Companies Act, the Company’s Bye-Laws provide that the Bye-Laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Staggered Board of Directors.   Under Bermuda law, the Companies Act does not contain statutory provisions specifically mandating staggered board arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the Bye-Laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

Listing

Our common shares are listed on the New York Stock Exchange under the trading symbol “AGO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Mellon Investor Services LLC, whose principal executive office is located at Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Assured Guaranty, a depositary selected by Assured Guaranty and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•       if all outstanding depositary shares have been redeemed;

•       if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Assured Guaranty and the distribution has been distributed to the owners; or

•       with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE ASSURED GUARANTY DEBT SECURITIES

The following description of the Assured Guaranty debt securities sets forth the material terms and provisions of the Assured Guaranty debt securities. The Assured Guaranty senior debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty senior indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty subordinated debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty subordinated indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty senior indenture and the Assured Guaranty subordinated indenture are sometimes referred to in this prospectus collectively as the Assured Guaranty indentures and each individually as an Assured Guaranty indenture. The specific terms applicable to a particular issuance of Assured Guaranty debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. You should refer to the forms of the Assured Guaranty indentures and the Assured Guaranty debt securities for complete information regarding the terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. The Assured Guaranty indentures are substantially identical, except for the covenants of Assured Guaranty and provisions relating to subordination.

General

The Assured Guaranty indentures do not limit the aggregate principal amount of Assured Guaranty debt securities which we may issue. We may issue Assured Guaranty debt securities under the Assured Guaranty indentures from time to time in one or more series. The Assured Guaranty indentures do not limit the amount of other indebtedness, or Assured Guaranty debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the Assured Guaranty senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Assured Guaranty subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes Assured Guaranty senior debt securities, as described below under “Subordination of Assured Guaranty Subordinated Debt Securities.”

Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of Assured Guaranty debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered Assured Guaranty debt securities:

•       the title of the series;

•       any limit on the aggregate principal amount;

•       the principal payment dates;

•       the interest rates, if any, which rate may be zero if the Assured Guaranty debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•       the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•       the interest payment dates and regular record dates;

•       whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•       the place or places where the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt securities will be payable, where any of Assured Guaranty debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any Assured Guaranty debt securities may be surrendered for conversion or exchange;

•       whether any of the Assured Guaranty debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•       whether we will be obligated to redeem or purchase any of the Assured Guaranty debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the Assured Guaranty debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the Assured Guaranty debt securities so redeemed or purchased;

•       if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any Assured Guaranty debt securities to be issued in bearer form will be issuable;

•       whether the Assured Guaranty debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the Assured Guaranty debt securities will be convertible or exchangeable;

•       if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the Assured Guaranty debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty debt securities;

•       if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be paid;

•       whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be payable, at our or your election, in a currency other than that in which the Assured Guaranty debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•       any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities;

•       whether the Assured Guaranty debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•       whether the Assured Guaranty debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•       in the case of Assured Guaranty subordinated debt securities, the relative degree, if any, to which the Assured Guaranty subordinated debt securities will be senior to or be subordinated to other series of Assured Guaranty subordinated debt securities or other indebtedness of Assured Guaranty in right of payment, whether the other series of Assured Guaranty subordinated debt securities or other indebtedness is outstanding or not;

•       any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty;

•       whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Assured Guaranty debt securities;

•       whether any of the Assured Guaranty debt securities are to be issued upon the exercise of warrants and the time, manner and place for the Assured Guaranty debt securities to be authenticated and delivered; and

•       any other terms of the Assured Guaranty debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty indenture.

We will have the ability under the Assured Guaranty indentures to “reopen” a previously issued series of Assured Guaranty debt securities and issue additional Assured Guaranty debt securities of that series or establish additional terms of that series. We are also permitted to issue Assured Guaranty debt securities with the same terms as previously issued Assured Guaranty debt securities.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on Assured Guaranty debt securities issued in registered form:

•       may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•       will be payable on any interest payment date to the persons in whose names the Assured Guaranty debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty or the security registrar, or exchange for other Assured Guaranty debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty is not required to:

•       issue, register the transfer of, or exchange Assured Guaranty debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty debt securities and ending at the close of business on the day of mailing; or

•       register the transfer of or exchange any Assured Guaranty debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty debt security being redeemed in part.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

The Assured Guaranty debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any Assured Guaranty debt securities is payable in, or if any Assured Guaranty debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to Assured Guaranty Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the Assured Guaranty indentures do not limit our ability to incur indebtedness or protect holders of the Assured Guaranty debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.

Conversion and Exchange

The terms, if any, on which Assured Guaranty debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, common shares, preferred shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The Assured Guaranty debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty debt security will be shown on, and transfers of the Assured Guaranty debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We will make all payments on the Assured Guaranty debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Assured Guaranty debt security and the applicable Assured Guaranty indenture.

We will not be required to pay any additional amounts for:

•       any tax or governmental charge which would not have been imposed but for the fact that you:

•        were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty debt security;

•        presented the Assured Guaranty debt security for payment in the taxing jurisdiction, unless the Assured Guaranty debt security could not have been presented for payment elsewhere; or

•        presented the Assured Guaranty debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty debt security for payment within the 30-day period;

•       any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•       any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

•        to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•        to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•       any combination of the above items.

In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty debt security.

Covenants Applicable to Assured Guaranty Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the Assured Guaranty senior indenture, we will covenant that, so long as any Assured Guaranty senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the Assured Guaranty senior debt securities and, if we elect, any other indebtedness that is not subordinate to the Assured Guaranty senior debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

The term “designated subsidiary” means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth.

For purposes of the Assured Guaranty indentures, the term “indebtedness” means, with respect to any person:

•       the principal of and any premium and interest on:

•        indebtedness for money borrowed; and

•        indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•       all capitalized lease obligations;

•       all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•       all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

•       all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•       all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•       any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

The Assured Guaranty senior indenture also provides that, so long as any Assured Guaranty senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty indentures, we will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under
“—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board.

Consolidation, Amalgamation, Merger and Sale of Assets

Each Assured Guaranty indenture provides that we may not:

•       consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

•       permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

unless:

•       the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on March 15, 2002, was a member of the Organization for Economic Cooperation and Development;

•       the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty debt securities and the performance of our obligations under the Assured Guaranty indenture and the Assured Guaranty debt securities;

•       the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

•       immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

Each of the following events will constitute an event of default under each Assured Guaranty indenture:

•       default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•       default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•       default in the deposit of any sinking fund payment when due;

•       default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the Assured Guaranty debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;

•       if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty has received written notice;

•       we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•       our bankruptcy, insolvency or reorganization; and

•       any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to the Assured Guaranty debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty debt securities, of all outstanding Assured Guaranty debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each Assured Guaranty indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the Assured Guaranty debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to the Assured Guaranty debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty debt securities by all appropriate judicial proceedings. Each Assured Guaranty indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty debt securities of the series.

Modification and Waiver

Assured Guaranty and the trustee may modify or amend either Assured Guaranty indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•       change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty debt security;

•       reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty debt security;

•       change the obligation of Assured Guaranty to pay additional amounts;

•       reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•       change the redemption provisions or adversely affect the right of repayment at the option of any holder;

•       change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt security is payable;

•       impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•       reduce the percentage in principal amount of the outstanding Assured Guaranty debt securities, the consent of whose holders is required in order to take specific actions;

•       reduce the requirements for quorum or voting by holders of Assured Guaranty debt securities in specified circumstances;

•       modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty debt security affected by the modification;

•       make any change that adversely affects the right to convert or exchange any Assured Guaranty debt security into or for common shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, cash or property in accordance with its terms;

•       modify any of the provisions of the Assured Guaranty subordinated indenture relating to the subordination of the Assured Guaranty subordinated debt securities in a manner adverse to holders of Assured Guaranty subordinated debt securities; or

•       modify any of the above provisions.

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty subordinated indenture in any manner that might terminate or impair the subordination of the Assured Guaranty subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

Assured Guaranty and the trustee may modify or amend the Assured Guaranty indenture and the Assured Guaranty debt securities of any series without the consent of any holder in order to, among other things:

•       provide for a successor to Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

•       add to the covenants of Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty debt securities or to surrender any right or power conferred upon Assured Guaranty;

•       provide for a successor trustee with respect to the Assured Guaranty debt securities of all or any series;

•       cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty indenture which will not adversely affect the interests of the holders of Assured Guaranty debt securities of any series;

•       change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty debt securities;

•       add any additional events of default with respect to all or any series of Assured Guaranty debt securities;

•       secure the Assured Guaranty debt securities;

•       provide for conversion or exchange rights of the holders of any series of Assured Guaranty debt securities; or

•       make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty debt securities then outstanding.

The holders of at least a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive compliance by Assured Guaranty with specified covenants. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive any past default and its consequences with respect to the Assured Guaranty debt securities of that series, except a default:

•       in the payment of principal of, any premium or interest on or any additional amounts with respect to Assured Guaranty debt securities of that series; or

•       in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty debt security of any series affected.

Under each Assured Guaranty indenture, Assured Guaranty must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty indenture. Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable Assured Guaranty indenture or the Assured Guaranty debt securities.

Discharge, Defeasance and Covenant Defeasance

We may discharge our payment obligations on the Assured Guaranty debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty debt securities, which we refer to as covenant defeasance.

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the Assured Guaranty debt securities on the scheduled due dates.

We may only do this if, among other things:

•       the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty indenture or any other material agreement or instrument to which Assured Guaranty is a party or by which it is bound;

•       no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•       we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by us, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Assured Guaranty indenture.

Subordination of Assured Guaranty Subordinated Debt Securities

The Assured Guaranty subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of our assets, whether in cash, property or securities, to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the Assured Guaranty subordinated debt securities.

Subject to the payment in full of all senior indebtedness, your rights, as a holder of the Assured Guaranty subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the Assured Guaranty senior debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities of any series may be made:

•       if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or

•       if the maturity of any senior indebtedness has been accelerated because of a default.

The Assured Guaranty subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty subordinated debt securities but subordinate to our other obligations. The Assured Guaranty senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty subordinated debt securities.

The term “senior indebtedness” means all indebtedness of Assured Guaranty outstanding at any time, except:

•       the Assured Guaranty subordinated debt securities of the series;

•       indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty subordinated debt securities;

•       indebtedness to an affiliate;

•       interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding, unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws; and

•       trade accounts payable.

Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The Assured Guaranty subordinated indenture provides that these subordination provisions may be changed prior to issuance of the Assured Guaranty subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The Assured Guaranty indentures and the Assured Guaranty debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

Information Concerning the Trustee

We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

Under each Assured Guaranty indenture, The Bank of New York is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable Assured Guaranty indenture and related matters.

DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES
AND ASSURED GUARANTY GUARANTEE

The following description of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee sets forth the material terms and provisions of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee to which any prospectus supplement may relate. The Assured Guaranty US Holdings senior debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings senior indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings subordinated indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings senior indenture and the Assured Guaranty US Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty US Holdings indentures and each individually as an Assured Guaranty US Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty US Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. You should refer to the Assured Guaranty US Holdings indentures and the Assured Guaranty US Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. The Assured Guaranty US Holdings indentures are substantially identical, except for the covenants of Assured Guaranty US Holdings and Assured Guaranty and provisions relating to subordination.

General

The Assured Guaranty US Holdings indentures do not limit the aggregate principal amount of Assured Guaranty US Holdings debt securities which Assured Guaranty US Holdings may issue. Assured Guaranty US Holdings may issue Assured Guaranty US Holdings debt securities under the Assured Guaranty US Holdings indentures from time to time in one or more series. The Assured Guaranty US Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty US Holdings debt securities, other than secured indebtedness which we, Assured Guaranty US Holdings or their respective subsidiaries may issue.

Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty US Holdings senior debt securities will be unsecured obligations of Assured Guaranty US Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty US Holdings senior indebtedness, which term includes Assured Guaranty US Holdings senior debt securities, as described below under “Subordination of Assured Guaranty US Holdings Subordinated Debt Securities.” The Assured Guaranty US Holdings subordinated debt securities of any series issued to an Assured Guaranty Trust will rank equally with each other series of Assured Guaranty US Holdings subordinated debt securities issued to other Assured Guaranty Trusts.

Because Assured Guaranty US Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Assured Guaranty US Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty US Holdings, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty US Holdings in its subsidiaries, including Assured Guaranty US Holdings’ insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

If Assured Guaranty US Holdings subordinated debt securities are issued to an Assured Guaranty Trust in connection with the issuance of securities by that Assured Guaranty Trust, those Assured Guaranty US Holdings subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the Assured Guaranty Trust under the dissolution of that Assured Guaranty Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of Assured Guaranty US Holdings subordinated debt securities will be issued to an Assured Guaranty Trust in connection with the issuance of securities by that Assured Guaranty Trust.

The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty US Holdings debt securities:

•       the title of the series;

•       any limit on the aggregate principal amount;

•       the principal payment dates;

•       the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty US Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•       the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•       the interest payment dates and regular record dates;

•       whether and under what circumstances Assured Guaranty US Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty US Holdings debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty US Holdings debt securities in lieu of paying these additional amounts;

•       the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities will be payable, where any of the Assured Guaranty US Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty US Holdings debt securities may be surrendered for conversion or exchange;

•       whether any of the Assured Guaranty US Holdings debt securities are to be redeemable at the option of Assured Guaranty US Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty US Holdings;

•       whether Assured Guaranty US Holdings will be obligated to redeem or purchase any of the Assured Guaranty US Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Assured Guaranty US Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty US Holdings debt securities redeemed or purchased;

•       if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in bearer form will be issuable;

•       whether the Assured Guaranty US Holdings debt securities will be convertible into other securities of Assured Guaranty US Holdings and/or exchangeable for securities of Assured Guaranty or other issuers and, if so, the terms and conditions upon which the Assured Guaranty US Holdings debt securities will be convertible or exchangeable;

•       if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty US Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty US Holdings debt securities;

•       if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable;

•       whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable, at the election of Assured Guaranty US Holdings or you, in a currency other than that in which the Assured Guaranty US Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;

•       any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities;

•       whether the Assured Guaranty US Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•       whether the Assured Guaranty US Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•       in the case of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the terms and conditions of any obligation or right of Assured Guaranty US Holdings or you to convert or exchange the Assured Guaranty US Holdings subordinated debt securities into preferred securities of that Assured Guaranty Trust;

•       in the case of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to Assured Guaranty’s guarantee of the preferred securities of that Assured Guaranty Trust;

•       in the case of Assured Guaranty US Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty US Holdings subordinated debt securities of the series and the related Assured Guaranty guarantee will be senior to or be subordinated to other series of Assured Guaranty US Holdings subordinated debt securities and the related Assured Guaranty guarantee(s) or other indebtedness of Assured Guaranty US Holdings or Assured Guaranty, as the

case may be, in right of payment, whether the other series of Assured Guaranty US Holdings subordinated debt securities or other indebtedness is outstanding or not;

•       any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty US Holdings or Assured Guaranty with respect to the Assured Guaranty US Holdings debt securities;

•       whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Assured Guaranty US Holdings debt securities;

•       whether any of the Assured Guaranty US Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty US Holdings debt securities to be authenticated and delivered; and

•       any other terms of the Assured Guaranty US Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty US Holdings indenture in respect of the Assured Guaranty US Holdings debt securities.

Assured Guaranty US Holdings will have the ability under the Assured Guaranty US Holdings indentures to reopen a previously issued series of Assured Guaranty US Holdings debt securities and issue additional Assured Guaranty US Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty US Holdings is also permitted to issue Assured Guaranty US Holdings debt securities with the same terms as previously issued Assured Guaranty US Holdings debt securities.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty US Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty US Holdings for this purpose. Interest on Assured Guaranty US Holdings debt securities issued in registered form:

•       may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•       will be payable on any interest payment date to the persons in whose names the Assured Guaranty US Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Assured Guaranty US Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty US Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty US Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty US Holdings or the security registrar, or exchange for other Assured Guaranty US Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty US Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty US Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty US Holdings is not required to:

•       issue, register the transfer of, or exchange, Assured Guaranty US Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty US Holdings debt securities and ending at the close of business on the day of mailing; or

•       register the transfer of or exchange any Assured Guaranty US Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty US Holdings debt security being redeemed in part.

Assured Guaranty US Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty US Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty US Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty US Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty US Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty US Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

The Assured Guaranty US Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty US Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty US Holdings debt securities is payable, or if any Assured Guaranty US Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the Assured Guaranty US Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty US Holdings to incur indebtedness or that would afford holders of Assured Guaranty US Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty US Holdings or Assured Guaranty or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty US Holdings or Assured Guaranty. Accordingly, Assured Guaranty US Holdings or Assured Guaranty could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

Assured Guaranty Guarantee

We will fully and unconditionally guarantee all payments on the Assured Guaranty US Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, our guarantee of the Assured Guaranty US Holdings senior debt securities will be an unsecured obligation of Assured Guaranty and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our guarantee of the Assured Guaranty US Holdings subordinated debt securities will be an unsecured obligation of Assured Guaranty, subordinated in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness. Our guarantee of the Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust will rank equally with our guarantee of each other series of Assured Guaranty US Holdings subordinated debt securities issued to other Assured Guaranty Trusts.

Since we are a holding company, our rights and the rights of our creditors, including you as a holder of the Assured Guaranty US Holdings debt securities who would be a creditor of ours by virtue of our guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of the stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

The terms, if any, on which Assured Guaranty US Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty US Holdings’ option, common shares of Assured Guaranty, preferred shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

We will make all payments on Assured Guaranty US Holdings debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to in this prospectus as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will not be the same amount provided for in the Assured Guaranty US Holdings debt security and the applicable Assured Guaranty US Holdings indenture.

We will not be required to pay any additional amounts for:

•       any tax or governmental charge which would not have been imposed but for the fact that you:

•       were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty US Holdings debt security;

•       presented the Assured Guaranty US Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty US Holdings debt security could not have been presented for payment elsewhere; or

•       presented the Assured Guaranty US Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty US Holdings debt security for payment within the 30-day period;

•       any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•        any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

•        to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•        to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•        any combination of the above items.

In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty US Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty US Holdings debt security.

Global Securities

The Assured Guaranty US Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty US Holdings debt security will be shown on, and transfers of the Assured Guaranty US Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

If and as set forth in the applicable prospectus supplement, Assured Guaranty US Holdings will have the right, at any time and from time to time during the term of any series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus supplement as an extension period. However, no extension period may extend beyond the stated maturity of the Assured Guaranty US Holdings subordinated debt securities. U.S. federal income tax consequences and other considerations applicable to the Assured Guaranty US Holdings subordinated debt securities will be described in the applicable prospectus supplement.

Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the Assured Guaranty US Holdings senior indenture, each of Assured Guaranty US Holdings and Assured Guaranty will covenant that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty US Holdings and Assured Guaranty concurrently provide that the Assured Guaranty US Holdings senior debt securities and, if Assured Guaranty US Holdings and Assured Guaranty elect, any other indebtedness of Assured Guaranty US Holdings that is not subordinate to the Assured Guaranty US Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty US Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.

The term “designated subsidiary” means any present or future consolidated subsidiary of Assured Guaranty, the consolidated net worth of which constitutes at least 5% of Assured Guaranty’s consolidated net worth.

For purposes of the Assured Guaranty US Holdings indentures, the term “indebtedness” means, with respect to any person:

•       the principal of and any premium and interest on:

•       indebtedness for money borrowed; and

•       indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•       all capitalized lease obligations;

•       all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•       all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•       all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•       all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•       any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

The Assured Guaranty US Holdings senior indenture also provides that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty US Holdings indentures, neither Assured Guaranty US Holdings nor Assured Guaranty will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty US Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty US Holdings or Assured Guaranty, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, Assured Guaranty would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, Assured Guaranty US Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty US Holdings’ board or if required by law or regulation. Assured Guaranty US Holdings or Assured Guaranty, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Assured Guaranty, the shares of capital stock of which Assured Guaranty owns at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty US Holdings’ or Assured Guaranty’s board.

Covenants Applicable to Assured Guaranty US Holdings Subordinated Debt Securities Issued to an Assured Guaranty Trust

Each of Assured Guaranty US Holdings and Assured Guaranty will also covenant, as to each series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust in connection with the issuance of preferred securities and common securities by that Assured Guaranty Trust that it will not, and will not permit any of its subsidiaries to:

•       declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of Assured Guaranty US Holdings or Assured Guaranty, as the case may be;

•       make any payment on or repay, repurchase or redeem any debt security of Assured Guaranty US Holdings or Assured Guaranty that ranks junior in interest to the Assured Guaranty US Holdings subordinated debt securities or the related Assured Guaranty guarantee, as the case may be; or

•        make any payments with respect to any guarantee by Assured Guaranty US Holdings or Assured Guaranty, as the case may be, of the debt securities of any subsidiary of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, if the guarantee ranks junior in interest to the Assured Guaranty US Holdings subordinated debt securities or the related Assured Guaranty guarantee, as the case may be, other than:

•        dividends or distributions on the capital stock of Assured Guaranty US Holdings paid or made to Assured Guaranty and dividends or distributions in common stock of Assured Guaranty US Holdings or common shares of Assured Guaranty, as the case may be;

•        redemptions or purchases of any rights outstanding under a shareholder rights plan of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

•        payments under any trust preferred securities guarantee; and

•        purchases of common stock or common shares related to the issuance of common stock or common shares under any of Assured Guaranty US Holdings’ or Assured Guaranty’s benefit plans for its directors, officers or employees;

if at that time:

•       any event of which Assured Guaranty US Holdings or Assured Guaranty has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which Assured Guaranty US Holdings or Assured Guaranty, as the case may be, shall not have taken reasonable steps to cure shall have occurred;

•       Assured Guaranty shall be in default with respect to its payment of any obligations under the trust preferred securities guarantee relating to the related trust preferred securities; or

•       Assured Guaranty US Holdings shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing.

If Assured Guaranty US Holdings subordinated debt securities are issued to an Assured Guaranty Trust in connection with the issuance of preferred securities and common securities of the Assured Guaranty Trust, for so long as the Assured Guaranty US Holdings subordinated debt securities remain outstanding, Assured Guaranty US Holdings will also covenant:

•       to maintain, directly or indirectly, 100% ownership of the common securities of the Assured Guaranty Trust;

•       not to voluntarily dissolve, wind-up or liquidate the Assured Guaranty Trust, except in connection with the distribution of Assured Guaranty US Holdings subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Assured Guaranty Trust, the redemption of all of the preferred securities and common securities of the Assured Guaranty Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Assured Guaranty Trust; and

•       to use its reasonable efforts to cause the Assured Guaranty Trust to remain classified as a grantor trust for U.S. federal income tax purposes.

Consolidation, Amalgamation, Merger and Sale of Assets

Each Assured Guaranty US Holdings indenture provides that Assured Guaranty US Holdings and Assured Guaranty may not:

•       consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

•       permit any person to consolidate or amalgamate with or merge into Assured Guaranty US Holdings or Assured Guaranty, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty US Holdings or Assured Guaranty, respectively;

unless:

•       in the case of Assured Guaranty US Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

•       in the case of Assured Guaranty, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

•       the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty US Holdings or Assured Guaranty debt securities and the performance of Assured Guaranty US Holdings’ or Assured Guaranty’s obligations under the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities or Assured Guaranty indenture and Assured Guaranty debt securities; and

•       the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

•       immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty US Holdings or Assured Guaranty or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty US Holdings or Assured Guaranty or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

Each of the following events will constitute an event of default under each Assured Guaranty US Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•       default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•       default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•       default in the deposit of any sinking fund payment when due;

•       default in the performance, or breach, of any covenant or warranty of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of the Assured Guaranty US Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty US Holdings has received written notice from the holders;

•       if any event of default under a mortgage, indenture or instrument under which Assured Guaranty or Assured Guaranty US Holdings may issue, or by which Assured Guaranty or Assured Guaranty US Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty US Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty US Holdings has received written notice;

•       Assured Guaranty US Holdings or Assured Guaranty shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•       events in bankruptcy, insolvency or reorganization of Assured Guaranty US Holdings or Assured Guaranty; and

•       any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to the Assured Guaranty US Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty US Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty US Holdings debt securities, of all outstanding Assured Guaranty US Holdings debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty US Holdings debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty US Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each Assured Guaranty US Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty US Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty US Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to the Assured Guaranty US Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty US Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty US Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty US Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty US Holdings debt securities of the series.

If an event of default with respect to a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related Assured Guaranty US Holdings subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the Assured Guaranty Trust may institute directly a legal proceeding against Assured Guaranty US Holdings or Assured Guaranty, pursuant to the Assured Guaranty guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related Assured Guaranty US Holdings subordinated debt securities having a principal amount equal to the liquidation amount of the holder’s related preferred securities, referred to in this prospectus as a direct action. Assured Guaranty US Holdings and Assured Guaranty may not amend the Assured Guaranty US Holdings subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the Assured Guaranty Trust. If the right to bring a direct action is removed, the applicable Assured Guaranty Trust may become subject to the reporting obligations under the Exchange Act. Each of Assured Guaranty US Holdings and Assured Guaranty will have the right under the Assured Guaranty US Holdings subordinated indenture to set-off any payment made to a holder of preferred securities by Assured Guaranty US Holdings or Assured Guaranty, as the case may be, in connection with a direct action.

The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related Assured Guaranty US Holdings subordinated debt securities.

Modification and Waiver

Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend either Assured Guaranty US Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•       change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security;

•       reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty US Holdings debt security;

•       change the obligation of Assured Guaranty US Holdings or Assured Guaranty to pay additional amounts with respect to any Assured Guaranty US Holdings debt security;

•       reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•       change the redemption provisions of any Assured Guaranty US Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty US Holdings debt security;

•       change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security is payable;

•       impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty US Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•       reduce the percentage in principal amount of the outstanding Assured Guaranty US Holdings debt securities, the consent of whose holders is required in order to take specific actions;

•       reduce the requirements for quorum or voting by holders of Assured Guaranty US Holdings debt securities;

•       modify any of the provisions relating to the subordination of the Assured Guaranty US Holdings debt securities or the Assured Guaranty guarantee in a manner adverse to the holders of Assured Guaranty US Holdings subordinated debt securities;

•       modify or effect in any manner adverse to the holders of Assured Guaranty US Holdings debt securities the terms and conditions of the obligations of Assured Guaranty in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty US Holdings debt securities;

•       modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty US Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty US Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty US Holdings debt security affected by the modification or waiver;

•       make any change that adversely affects the right to convert or exchange any Assured Guaranty US Holdings debt security into or for other securities of Assured Guaranty US Holdings, Assured Guaranty or other securities, cash or property in accordance with its terms; or

•       modify any of the above provisions.

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty US Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty US Holdings subordinated debt securities to senior indebtedness or the subordination of the related Assured Guaranty guarantee to Assured Guaranty senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the Assured Guaranty senior indebtedness, respectively.

Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities of any series without the consent of any holder in order to, among other things:

•       provide for a successor to Assured Guaranty US Holdings or Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

•       add to the covenants of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty US Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty US Holdings or Assured Guaranty by the applicable Assured Guaranty US Holdings indenture;

•       provide for a successor trustee with respect to the Assured Guaranty US Holdings debt securities of all or any series;

•       cure any ambiguity or correct or supplement any provision in either Assured Guaranty US Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty US Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty US Holdings debt securities of any series;

•       change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty US Holdings debt securities under either Assured Guaranty US Holdings indenture;

•       add any additional events of default with respect to all or any series of Assured Guaranty US Holdings debt securities;

•       secure the Assured Guaranty US Holdings debt securities;

•       provide for conversion or exchange rights of the holders of any series of Assured Guaranty US Holdings debt securities; or

•       make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty US Holdings debt securities then outstanding under the applicable Assured Guaranty US Holdings indenture.

The holders of at least a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series, waive compliance by Assured Guaranty US Holdings and Assured Guaranty with specified covenants of the applicable Assured Guaranty US Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series and, in the case of any Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust, may waive any past default and its consequences with respect to the Assured Guaranty US Holdings debt securities of that series, except a default:

•       in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty US Holdings debt securities of the series; or

•       in respect of a covenant or provision of the applicable Assured Guaranty US Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty US Holdings debt security of any series affected.

Under each Assured Guaranty US Holdings indenture, each of Assured Guaranty US Holdings and Assured Guaranty must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty US Holdings indenture. Each of Assured Guaranty US Holdings and Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty US Holdings indenture or the Assured Guaranty US Holdings debt securities of any series.

Discharge, Defeasance and Covenant Defeasance

Assured Guaranty US Holdings or Assured Guaranty may discharge their payment obligations on the Assured Guaranty US Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty US Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty US Holdings debt securities, which we refer to as covenant defeasance.

Assured Guaranty US Holdings or Assured Guaranty may only do this if, among other things:

•       the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty US Holdings indenture or any other material agreement or instrument to which Assured Guaranty US Holdings or Assured Guaranty is a party or by which either or them is bound;

•       no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty US Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•       Assured Guaranty US Holdings or Assured Guaranty has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty US Holdings or Assured Guaranty, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty US Holdings indenture.

Subordination of Assured Guaranty US Holdings Subordinated Debt Securities

The Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty US Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty US Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty US Holdings being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty US Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty US Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty US Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities may be made by Assured Guaranty US Holdings if:

•       any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

•       the maturity of any senior indebtedness has been accelerated because of a default.

The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty US Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty US Holdings. The Assured Guaranty US Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

The term “senior indebtedness” means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty US Holdings outstanding at any time, except:

•       the Assured Guaranty US Holdings subordinated debt securities of that series;

•       indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty US Holdings subordinated debt securities;

•       indebtedness of Assured Guaranty US Holdings to an affiliate of Assured Guaranty US Holdings;

•       interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty US Holdings in a proceeding under federal or state bankruptcy laws;

•       trade accounts payable; and

•       any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any Assured Guaranty Trust or any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle of Assured Guaranty or any affiliate of Assured Guaranty in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Assured Guaranty pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantees described under “Description of the Trust Preferred Securities Guarantees” below.

Senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Assured Guaranty Guarantee of Assured Guaranty US Holdings Subordinated Debt Securities

The Assured Guaranty guarantee of Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Assured Guaranty senior indebtedness will first be paid in full, or payment of the Assured Guaranty senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities are entitled to receive or retain any payment from Assured Guaranty on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US

Holdings subordinated debt securities. This means that the holders of Assured Guaranty senior indebtedness shall be entitled to receive any payment or distribution by Assured Guaranty of any kind or character, including any payment or distribution which may be payable or deliverable by Assured Guaranty by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable by Assured Guaranty in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty, holders of Assured Guaranty senior indebtedness and holders of other obligations of Assured Guaranty that are not subordinated to the Assured Guaranty senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

Subject to the payment in full of all Assured Guaranty senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities under the Assured Guaranty guarantee will be subrogated to the rights of the holders of the Assured Guaranty senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty applicable to the Assured Guaranty senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings senior debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities of any series may be made by Assured Guaranty if:

•       any Assured Guaranty senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

•       the maturity of any Assured Guaranty senior indebtedness has been accelerated because of a default.

The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty from incurring additional Assured Guaranty senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty guarantee of the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty. The Assured Guaranty senior debt securities will constitute Assured Guaranty senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

The term “Assured Guaranty senior indebtedness” means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty outstanding at any time, except:

•       Assured Guaranty’s obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities of that series;

•       indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with Assured Guaranty’s obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities;

•       indebtedness of Assured Guaranty to an affiliate of Assured Guaranty;

•       interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws;

•       trade accounts payable;

•       Assured Guaranty’s obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities initially issued to any Assured Guaranty Trust or any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle of Assured Guaranty or any affiliate of Assured Guaranty in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Assured Guaranty pursuant to an instrument that ranks equally with a junior in right of payment to the trust preferred securities guarantees described under “Description of Trust Preferred Securities Guarantees” below; and

•       all trust preferred securities guarantees and all similar guarantees issued by Assured Guaranty on behalf of holders of preferred securities of an Assured Guaranty Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle for Assured Guaranty or any affiliate of Assured Guaranty.

The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

The Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee will be governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE ASSURED GUARANTY
COMMON SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the common share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between Assured Guaranty and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•       the offering price, if any;

•       the designation and terms of the common shares or preferred shares purchasable upon exercise of the stock warrants;

•       if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•       the number of common shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•       the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•       a discussion of the material U.S. federal income tax considerations;

•       any call provisions;

•       the currency in which the offering price, if any, and exercise price are payable;

•       the antidilution provisions of the stock warrants; and

•       any other terms of the stock warrants.

The common shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, a certificate representing the number of common shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•       the issuance of a stock dividend to holders of common shares or preferred shares; and

•       a combination, subdivision or reclassification of common shares or preferred shares.

In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, Assured Guaranty may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Assured Guaranty.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Assured Guaranty and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•       the offering price, if any;

•       the designation, aggregate principal amount and terms of the Assured Guaranty debt securities purchasable upon exercise of the debt warrants;

•       if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•       the principal amount of Assured Guaranty debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of Assured Guaranty debt securities may be purchased upon exercise of the debt warrant;

•       the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•       a discussion of the material U.S. federal income tax considerations;

•       whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•       the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•       the antidilution provisions of the debt warrants; and

•       any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Assured Guaranty debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Assured Guaranty debt securities or to enforce any of the covenants of the Assured Guaranty debt securities or the applicable Assured Guaranty indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Assured Guaranty will issue the Assured Guaranty debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Each Assured Guaranty Trust will be governed by an amended and restated trust agreement, which we refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the Assured Guaranty Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the Assured Guaranty Trust preferred securities will generally mirror the terms of the Assured Guaranty US Holdings subordinated debt securities, which the Assured Guaranty Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust will be guaranteed by Assured Guaranty on a subordinated basis and are referred to in this prospectus as the corresponding Assured Guaranty US Holdings subordinated debt securities relating to that Assured Guaranty Trust.

The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of the Trust Preferred Securities

The preferred securities will represent preferred beneficial interests in an Assured Guaranty Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Assured Guaranty Trust. The preferred securities of each Assured Guaranty Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that Assured Guaranty Trust, except as described under “—Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding Assured Guaranty US Holdings subordinated debt securities in trust for your benefit and for the benefit of the holder of the Assured Guaranty Trust’s common securities. In this prospectus, we refer to the common securities and the preferred securities of an Assured Guaranty Trust collectively as the “trust securities” of that Assured Guaranty Trust.

Assured Guaranty will guarantee, which we refer to in this prospectus as the trust preferred securities guarantee, the preferred securities. Under each trust preferred securities guarantee, Assured Guaranty will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related Assured Guaranty Trust has funds to make these payments. See “Description of Trust Preferred Securities Guarantees” below.

Distributions

Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding Assured Guaranty US Holdings subordinated debt securities is closed for business.

Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement, and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated.

If set forth in the applicable prospectus supplement, Assured Guaranty US Holdings will have the right under the Assured Guaranty US Holdings subordinated indenture to defer the payment of interest on any series of corresponding Assured Guaranty US Holdings subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding Assured Guaranty US Holdings subordinated debt securities. See “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Option to Extend Interest Payment Date.” As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding Assured Guaranty US Holdings subordinated debt securities during the extension period, by the Assured Guaranty Trust which issued the preferred securities during any extension period.

The funds of each Assured Guaranty Trust available for distribution to you will be limited to payments under the corresponding Assured Guaranty US Holdings subordinated debt securities in which the Assured Guaranty Trust will invest the proceeds from the issuance and sale of its trust securities. If Assured Guaranty US Holdings or Assured Guaranty, as the case may be, does not make interest payments on those corresponding Assured Guaranty US Holdings subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the Assured Guaranty Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Assured Guaranty as set forth under “Description of Trust Preferred Securities Guarantees” below.

Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable Assured Guaranty Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption.   Upon any repayment or redemption, in whole or in part, of any corresponding Assured Guaranty US Holdings subordinated debt securities held by an Assured Guaranty Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding Assured Guaranty US Holdings subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Assured Guaranty US Holdings or Assured Guaranty upon the concurrent repayment or redemption of the corresponding Assured Guaranty US Holdings subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. If less than all of the corresponding Assured Guaranty US Holdings subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities.

Generally, Assured Guaranty US Holdings will have the right to redeem any series of corresponding Assured Guaranty US Holdings subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described below.

Special Event Redemption or Distribution of Corresponding Assured Guaranty US Holdings Subordinated Debt Securities.   If a special event relating to the trust securities of an Assured Guaranty Trust occurs and is continuing, within 90 days following the occurrence of the special event, Assured Guaranty US Holdings has the right to redeem the corresponding Assured Guaranty US Holdings subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust preferred securities, in whole but not in part, at the redemption price. At any time, Assured Guaranty US Holdings has the right to dissolve the Assured Guaranty Trust and, after satisfaction of the liabilities of creditors of the Assured Guaranty Trust, cause the corresponding Assured Guaranty US Holdings subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the Assured Guaranty Trust. If Assured Guaranty US Holdings does not elect to redeem the corresponding Assured Guaranty US Holdings subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding Assured Guaranty US Holdings subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Assured Guaranty Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event.

On and from the date fixed for any distribution of corresponding Assured Guaranty US Holdings subordinated debt securities upon dissolution of an Assured Guaranty Trust:

•       the trust securities will no longer be deemed to be outstanding;

•       the depositary or its nominee, as the record holder of the related trust preferred securities, will receive a registered global certificate or certificates representing the corresponding Assured Guaranty US Holdings subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

•       any certificates representing the trust preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the trust preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange.

There can be no assurance as to the market prices for the trust preferred securities or the corresponding Assured Guaranty US Holdings subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of an Assured Guaranty Trust were to occur. Accordingly, the trust preferred securities that you may purchase, and the corresponding Assured Guaranty US Holdings subordinated debt securities that you may receive on dissolution and liquidation of an Assured Guaranty Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

Redemption Procedures

The property trustee shall redeem the trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding Assured Guaranty US Holdings subordinated debt securities. The property trustee will redeem the trust preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Assured Guaranty Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If an Assured Guaranty Trust gives a notice of redemption, which notice will be irrevocable, in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the trust preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you as a holder of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the trust preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of trust preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your trust preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Assured Guaranty Trust or by Assured Guaranty pursuant to the trust preferred securities guarantee as described under “Description of Trust Preferred Securities Guarantees,” distributions on the trust preferred securities will continue to accumulate interest at the then-applicable rate, from the redemption date originally established by the Assured Guaranty Trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, Assured Guaranty or its subsidiaries, including Assured Guaranty US Holdings, may purchase outstanding trust preferred securities.

Payment of the redemption price on the trust preferred securities will be made to the record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust preferred securities issued by an Assured Guaranty Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust securities not previously called for redemption the particular trust preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Assured Guaranty US Holdings and Assured Guaranty defaults in payment of the redemption price on the corresponding Assured Guaranty US Holdings subordinated debt securities, on and after the redemption date interest will cease to accrue on the Assured Guaranty US Holdings subordinated debt securities or portions of the Assured Guaranty US Holdings subordinated debt securities, and distributions will cease to accrue on the related trust securities or portions of the related trust securities, called for redemption.

Subordination of Common Securities

Payment on each Assured Guaranty Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the Assured Guaranty Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Assured Guaranty Trust’s outstanding preferred securities for all distribution periods terminating on or prior to that date, or, in the case of payment of the redemption price, the full amount of the redemption price on all of the Assured Guaranty Trust’s outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Assured Guaranty Trust’s preferred securities then due and payable.

If any event of default under the trust agreement resulting from a event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities occurs, the holder of the Assured Guaranty Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of the holder of the Assured Guaranty Trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust

Pursuant to each trust agreement, each Assured Guaranty Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•       bankruptcy, dissolution or liquidation of Assured Guaranty US Holdings or Assured Guaranty;

•       the written direction to the property trustee from Assured Guaranty US Holdings, as depositor, at any time, which direction is optional and wholly within the discretion of Assured Guaranty US Holdings, to dissolve the Assured Guaranty Trust and distribute corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•       the redemption of all of the Assured Guaranty Trust’s trust securities following a special event;

•       the redemption of all of the Assured Guaranty Trust’s preferred securities as described under “Description of Preferred Securities—Redemption or Exchange—Mandatory Redemption”; and

•       the entry of an order for the dissolution of the Assured Guaranty Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in the first, second and fifth bullets above, or upon the date designated for automatic dissolution of the Assured Guaranty Trust, the Assured Guaranty Trust will be liquidated by the Assured Guaranty trustees as expeditiously as the Assured Guaranty trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Assured Guaranty Trust’s creditors, corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the Assured Guaranty Trust’s assets available for distribution, after satisfaction of liabilities to the Assured Guaranty Trust’s creditors, an amount equal to, in the case of holders of trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust preferred securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Assured Guaranty Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Assured Guaranty Trust on its preferred securities will be paid on a pro rata basis. The holder of the Assured Guaranty Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the trust preferred securities shall have a priority over the common securities.

Events of Default; Notice

The following constitute an event of default under each trust agreement with respect to the applicable trust preferred securities:

•       the occurrence of an event of default on the corresponding Assured Guaranty US Holdings subordinated debt securities (see “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Events of Default”);

•       default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•       default by the property trustee in the payment of any redemption price of any trust preferred security when it becomes due and payable;

•       default in the performance or breach, in any material respect, of any covenant or warranty of the Assured Guaranty trustees in the trust agreement, other than a default in the performance or breach of those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Assured Guaranty Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Assured Guaranty trustee(s); and

•       the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Assured Guaranty US Holdings, as depositor, to appoint a successor property trustee within 60 days of the occurrence.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust preferred securities, the administrative trustees and Assured Guaranty US Holdings, as depositor, unless the event of default has been cured or waived. Assured Guaranty US Holdings, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the trust preferred securities shall have a preference over the common securities upon dissolution of each Assured Guaranty Trust as described above. See “—Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust.” The existence of an event of default under the trust agreement does not entitle the holders of trust preferred securities to accelerate the maturity of the trust preferred securities.

Removal of Assured Guaranty Trustees

Unless an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, any Assured Guaranty trustee may be removed at any time by the holder of the Assured Guaranty Trust’s common securities. If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Assured Guaranty Trust’s common securities. No resignation or removal of an Assured Guaranty trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Assured Guaranty Trust may at the time be located, Assured Guaranty US Holdings, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Assured Guaranty Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Assured Guaranty US Holdings, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment.

Merger or Consolidation of Assured Guaranty Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Assured Guaranty trustee shall be a party, shall be the successor of the Assured Guaranty trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Assured Guaranty Trusts

An Assured Guaranty Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust.” An Assured Guaranty Trust may, at the request of Assured Guaranty US Holdings, with the consent of only the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•       The successor entity either expressly assumes all of the obligations of the Assured Guaranty Trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•       Assured Guaranty US Holdings expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding Assured Guaranty US Holdings subordinated debt securities;

•       The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or traded, if any;

•       The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•       The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•       The successor entity has a purpose substantially identical to that of the Assured Guaranty Trust;

•       Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Assured Guaranty US Holdings has received an opinion from independent counsel to the Assured Guaranty Trust to the effect that: the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Assured Guaranty Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•       Assured Guaranty US Holdings or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantee.

Notwithstanding the preceding description, an Assured Guaranty Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Assured Guaranty Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting and Preemptive Rights

Except as provided below and under “—Removal of Assured Guaranty Trustees,” “Description of Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Events of Default,” “Description of Trust Preferred Securities Guarantees—Amendments and Assignment,” the holders of the trust preferred securities will generally not have any voting rights. Holders of the trust preferred securities have no preemptive or similar rights.

Amendment of Restated Trust Agreements

Each trust agreement may be amended by Assured Guaranty US Holdings and the Assured Guaranty trustees without the consent of the holders of the trust securities:

•       to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

•       to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Assured Guaranty Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Assured Guaranty Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Assured Guaranty Trust.

Each trust agreement may be amended by the Assured Guaranty trustees and Assured Guaranty US Holdings with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Assured Guaranty trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Assured Guaranty trustees in accordance with the amendment will not affect the Assured Guaranty Trust’s status as a grantor trust for U.S. federal income tax purposes or the Assured Guaranty Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•       change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•       restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date on which such payment is due.

So long as any corresponding Assured Guaranty US Holdings subordinated debt securities are held by the property trustee, the Assured Guaranty trustees shall not:

•       direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Assured Guaranty US Holdings subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding Assured Guaranty US Holdings subordinated debt securities;

•       waive any past default that is waivable under the Assured Guaranty US Holdings subordinated indenture, as described in “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Modification and Waiver;”

•       exercise any right to rescind or annul a declaration that the principal of all the Assured Guaranty US Holdings subordinated debt securities shall be due and payable; or

•       consent to any amendment, modification or termination of the Assured Guaranty US Holdings subordinated indenture or the corresponding Assured Guaranty US Holdings subordinated debt securities, where the consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities.

However, where the Assured Guaranty US Holdings subordinated indenture would require the consent of each holder of the affected corresponding Assured Guaranty US Holdings subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The Assured Guaranty trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the corresponding Assured Guaranty US Holdings subordinated debt securities. In addition to obtaining these approvals of the holders of the trust preferred securities, prior to taking any of these actions, the Assured Guaranty trustees shall obtain an opinion of counsel to the effect that the Assured Guaranty Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of that action.

Any required approval or action of holders of trust preferred securities may be given or taken at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities.

No vote or consent of the holders of the trust preferred securities will be required for an Assured Guaranty Trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Even though the holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Assured Guaranty US Holdings, the Assured Guaranty trustees or any affiliate of Assured Guaranty US Holdings or any Assured Guaranty trustee shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

The preferred securities of an Assured Guaranty Trust may be issued, in whole or in part, in the form of one or more global trust preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an Assured Guaranty Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

Payments of distributions in respect of the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Assured Guaranty Trust’s preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Assured Guaranty Trust.

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York and acceptable to the administrative trustees and Assured Guaranty US Holdings. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Assured Guaranty US Holdings. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Assured Guaranty US Holdings, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers and exchanges of the trust preferred securities will be effected without charge by or on behalf of each Assured Guaranty Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Assured Guaranty Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Assured Guaranty US Holdings. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Assured Guaranty Trusts in such a way that:

•       no Assured Guaranty Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•       the corresponding Assured Guaranty US Holdings subordinated debt securities will be treated as indebtedness of Assured Guaranty US Holdings for U.S. federal income tax purposes.

In this regard, Assured Guaranty US Holdings and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Assured Guaranty Trust or each trust agreement, that Assured Guaranty US Holdings and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by each Assured Guaranty Trust of its trust preferred securities, we will execute and deliver a trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. The Bank of New York will act as the guarantee trustee under each trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the trust preferred securities guarantees. You should refer to the form of trust preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each trust preferred securities guarantee. The form of the trust preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to trust preferred securities means the Assured Guaranty Trust’s trust preferred securities to which the trust preferred securities guarantee relates. The guarantee trustee will hold each trust preferred securities guarantee for the benefit of the holders of the related Assured Guaranty Trust’s trust preferred securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Assured Guaranty Trust, to the holders of the trust preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the Assured Guaranty Trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the related Assured Guaranty Trust, are referred to in this prospectus as the trust preferred guarantee payments:

•       any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Assured Guaranty Trust has funds available for payment at that time;

•       the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any trust preferred securities called for redemption, to the extent that the Assured Guaranty Trust has funds available for payment at that time; and

•        upon a voluntary or involuntary dissolution, winding-up or liquidation of the Assured Guaranty Trust, unless the corresponding Assured Guaranty US Holdings subordinated debt securities are distributed to holders of the trust preferred securities, the lesser of:

•        the liquidation distribution, to the extent the Assured Guaranty Trust has funds available for payment at that time; and

•        the amount of assets of the Assured Guaranty Trust remaining available for distribution to holders of the trust preferred securities.

Our obligation to make a trust preferred guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the Assured Guaranty Trust to pay these amounts to the holders.

Each trust preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related Assured Guaranty Trust’s payment obligations under the trust preferred securities, but will apply only to the extent that the applicable Assured Guaranty Trust has funds sufficient to make the payments. Each trust preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See “—Status of the Trust Preferred Securities Guarantees.”

If Assured Guaranty US Holdings or we do not make interest payments on the corresponding Assured Guaranty US Holdings subordinated debt securities held by an Assured Guaranty Trust, the Assured Guaranty Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available for payment. Each trust preferred securities guarantee will rank subordinate and junior in right of payment to our senior indebtedness, including all Assured Guaranty debt securities and Assured Guaranty’s obligations as guarantor under the Assured Guaranty US Holdings subordinated indenture, as described below under “—Status of the Trust Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors, including the holders of the trust preferred securities who are our creditors by virtue of a trust preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Assured Guaranty may itself be a creditor with recognized claims against the subsidiary. The right of our creditors, including the holders of the trust preferred securities who are our creditors by virtue of a trust preferred securities guarantee, to participate in the distribution of stock owned by us in our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the trust preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations under a trust preferred securities guarantee, the Assured Guaranty US Holdings subordinated indenture, including our guarantee of the Assured Guaranty US Holdings subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this trust preferred securities guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Assured Guaranty Trust’s obligations under the trust preferred securities. See “The Assured Guaranty Trusts,” “Description of the Trust Preferred Securities,” and “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee.”

We will also agree to guarantee the obligations of each Assured Guaranty Trust with respect to the common securities issued by the Assured Guaranty Trust to the same extent as under the trust preferred securities guarantee. However, if an event of default under the Assured Guaranty US Holdings subordinated indenture has occurred and is continuing, the holders of the trust preferred securities under the trust preferred securities guarantee will have priority over the holders of the common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to our senior indebtedness, including our debt securities and obligations as guarantor under the Assured Guaranty US Holdings subordinate indenture. For purposes of any trust preferred securities guarantee, “senior indebtedness” means our indebtedness, including our obligations as guarantor under the Assured Guaranty US Holdings subordinated indenture, outstanding at any time, except:

•       the indebtedness under the trust preferred securities guarantee;

•       indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the trust preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the trust preferred securities guarantee;

•       indebtedness to an affiliate of Assured Guaranty;

•       interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•       trade accounts payable; and

•       similar trust preferred securities guarantees issued by us on behalf of holders of trust preferred securities of any other Assured Guaranty Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any of our affiliates in connection with the issuance by the entity of trust preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantee. “Indebtedness” has the same meaning given to that term under the Assured Guaranty indentures.

Each trust preferred securities guarantee will rank equally with all other similar trust preferred securities guarantees issued by us on behalf of holders of trust preferred securities of any other Assured Guaranty Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of trust preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantee. Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the trust preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Assured Guaranty Trust.

No trust preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Assured Guaranty Trust or upon distribution to the holders of the trust preferred securities of the corresponding Assured Guaranty US Holdings subordinated debt securities. None of the trust preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect, from time to time, to incur additional indebtedness that will rank senior to the trust preferred securities guarantees.

Payment of Additional Amounts

Assured Guaranty will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Bermuda, referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•       the laws or any regulations or rulings promulgated under the laws of the taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

•       an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the taxing jurisdiction or any political subdivision of the taxing jurisdiction.

If a withholding or deduction at source is required, Assured Guaranty will, subject to limitations and exceptions described below, pay to the holder of any related trust preferred securities the additional amounts as may be necessary so that every trust preferred securities guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the trust preferred securities guarantee to be then due and payable.

Assured Guaranty will not be required to pay any additional amounts for or on account of:

•       any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

•       were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than by reason of the mere ownership of trust preferred securities, or receipt of payment under the trust preferred securities;

•       presented the trust preferred security for payment in the taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the trust preferred security could not have been presented for payment elsewhere; or

•       presented the trust preferred security for payment more than 30 days after the date on which the payment in respect of the trust preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the trust preferred security for payment on any day within that 30-day period;

•       any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•       any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the trust preferred security to comply with any reasonable request by Assured Guaranty or the applicable Assured Guaranty Trust addressed to you within 90 days of the request to:

•       provide information concerning your nationality, residence or identity or of the beneficial owner; or

•       make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or any combination of the above items.

In addition, Assured Guaranty will not pay you any additional amounts with respect to any trust preferred securities guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related trust preferred security, to the extent the payment would be required by the laws of the taxing jurisdiction, or any political subdivision or taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the trust preferred security.

Amendments and Assignment

No trust preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no consent will be required. All guarantees and agreements contained in each trust preferred securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related trust preferred securities. We may not assign our obligations under the trust preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the Assured Guaranty US Holdings subordinated indenture and under which the person formed by the consolidation or amalgamation, or into which we are merged, or which acquires or leases our properties and assets, agrees in writing to perform our obligations under the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the trust preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee.

Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the trust preferred securities guarantee without first instituting a legal proceeding against the Assured Guaranty Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not Assured Guaranty is in compliance with all the conditions and covenants applicable to it under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any trust preferred securities guarantee, undertakes to perform only the duties specifically set forth in each trust preferred securities guarantee. After default with respect to any trust preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any trust preferred securities guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate upon:

•       full payment of the redemption price of the related trust preferred securities;

•       the distribution of the corresponding Assured Guaranty US Holdings subordinated debt securities to the holders of the related trust preferred securities; or

•       full payment of the amounts payable upon liquidation of the related Assured Guaranty Trust.

Each trust preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or the trust preferred securities guarantee.

New York Law to Govern

Each trust preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom an Assured Guaranty Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Assured Guaranty Trust, other than obligations of the Assured Guaranty Trust to pay to the holders of the trust preferred securities or other similar interests in the Assured Guaranty Trust of the amounts due them pursuant to the terms of the trust preferred securities or other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the common shares under the stock purchase contracts, either:

•       senior debt securities or subordinated debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty;

•       debt obligations of third parties, including U.S. Treasury securities; or

•       trust preferred securities of an Assured Guaranty Trust.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•       the stock purchase contracts;

•       the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•       if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

Assured Guaranty, Assured Guaranty US Holdings and/or any Assured Guaranty Trust may sell offered securities in any one or more of the following ways from time to time:

•       through agents;

•       to or through underwriters;

•       through dealers; or

•       directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•       the name or names of any underwriters, dealers or agents;

•       the purchase price of the offered securities and the proceeds to Assured Guaranty, Assured Guaranty US Holdings and/or any Assured Guaranty Trust from the sale;

•       any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•       any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•       in one or more transactions at a fixed price or prices, which may be changed;

•       at market prices prevailing at the time of sale;

•       at prices related to the prevailing market prices; or

•       at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by Assured Guaranty from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•       negotiated transactions;

•       at fixed public offering prices; or

•       at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, and the sale of the offered securities may be made by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, to indemnification by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may authorize underwriters or other persons acting as Assured Guaranty’s, Assured Guaranty US Holdings’ and/or the applicable Assured Guaranty Trust’s agents to solicit offers by specified institutions to purchase offered securities from Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of Assured Guaranty, Assured Guaranty US Holdings or any Assured Guaranty Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, Assured Guaranty and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain matters as to U.S. and New York law in connection with this offering will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. The validity of the trust preferred securities under Delaware law will be passed upon for us by Emmet, Marvin & Martin, LLP, Wilmington, Delaware. The validity of the issuance of common shares under Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and a portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon Assured Guaranty or its non-U.S. directors and officers or to recover against us or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would likely enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that the Bermuda court was satisfied that each of the following conditions was met:

•       the U.S. court had proper jurisdiction over the parties subject to such judgment;

•       the U.S. court did not contravene the rules of natural justice of Bermuda;

•       the judgment of the U.S. court was not obtained by fraud;

•       the enforcement of the judgment would not be contrary to the public policy of Bermuda;

•       no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

•       there is due compliance with the correct procedures under the laws of Bermuda.

Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

We obtained consent for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by the

Exchange Control Act 1972 of Bermuda and related regulations, subject to the condition that our shares are listed on an appointed stock exchange (including the New York Stock Exchange). In addition, at the time of issue of each prospectus supplement, we will deliver a copy of this prospectus and the prospectus supplement to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus, or in any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document we file in the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Assured Guaranty under the Exchange Act is 001-32141.

We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that Assured Guaranty sells all of the securities offered by this prospectus:

•       Annual Report on Form 10-K for the year ended December 31, 2004;

•       Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•       Current Reports on Form 8-K filed on February 2, 2005, March 16, 2005, April 12, 2005, April 20, 2005, May 6, 2005, May 10, 2005 and May 18, 2005; and

•       The description of our common shares contained in the Registration Statement on Form 8-A, dated April 15, 2004, of Assured Guaranty Ltd., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934.(1)

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Investor Relations
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 296-4004

$150,000,000

Assured Guaranty US Holdings Inc.

6.40% Series A Enhanced Junior Subordinated Debentures due 2066

The 6.40% Series A Enhanced Junior Subordinated Debentures
Will Be Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

PROSPECTUS SUPPLEMENT
December 13, 2006

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